UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRANSDIGM GROUP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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TRANSDIGM GROUP INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of TransDigm Group Incorporated, a Delaware corporation (the “Company”), will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Thursday, March 3, 2011, at 9:00 a.m., local time, for the following purposes:

1. To elect two directors, each to serve a three-year term and until a successor has been duly elected and qualified;

2. To approve the Company’s 2006 Stock Incentive Plan, as amended, including a further amendment to increase the number of shares of common stock available for awards thereunder by 4,000,000 shares and provide that such shares can only be used for performance-based stock options;

3. To conduct an advisory vote on compensation paid to the Company’s named executive officers;

4. To conduct an advisory vote on how often to conduct an advisory vote on compensation paid to the Company’s named executive officers;

5. To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the Company’s fiscal year ending September 30, 2011; and

6. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on January 7, 2011 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. Stockholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

By order of the Board of Directors,

GREGORY RUFUS
Secretary

Dated: January 19, 2011

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 3, 2011.

The Proxy Statement and Proxy Card are available at

http://www.transdigm.com/phoenix.zhtml?c=196053&p=irol-irhome

TRANSDIGM GROUP INCORPORATED

PROXY STATEMENT

The Company’s Board of Directors is sending you this proxy statement to ask for your vote as a stockholder of TransDigm Group Incorporated (the “Company”) on certain matters to be voted on at the upcoming annual meeting of stockholders, which will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Thursday, March 3, 2011, at 9:00 a.m., local time. The Company is mailing this proxy statement and the accompanying notice and proxy form, along with the Company’s Annual Report to Stockholders, on or about January 19, 2011.

ABOUT THE MEETING

What is the purpose of the annual meeting of stockholders?

At the Company’s annual meeting of stockholders, stockholders will act upon matters outlined in the accompanying notice of meeting, including the election of two directors, approval of the Company’s 2006 Stock Incentive Plan, as amended, including a further amendment to increase the number of shares issuable for awards thereunder by 4,000,000 shares, an advisory vote on executive compensation, an advisory vote on how often to conduct an advisory vote on executive compensation and ratification of the Company’s selection of its independent accountants. The Company is not aware of any other matter that will be presented for your vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 7, 2011, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on. As of the record date, the Company had outstanding 49,647,280 shares of common stock.

Who can attend the meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring a copy of your brokerage statement reflecting your ownership of shares of common stock as of the record date.

When and where is the meeting?

The meeting will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Thursday, March 3, 2011, at 9:00 a.m., local time. For directions to the meeting, call Investor Relations at (216) 706-2945.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Company’s Board of Directors. The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, regular employees of the Company and its subsidiaries may solicit proxies by telephone, facsimile or email. Those employees will not receive any additional compensation for their participation in the solicitation.

How do I vote by proxy?

Whether or not you plan to attend the annual meeting, the Company urges you to complete, sign and date the enclosed proxy form and to return it in the envelope provided. Returning the proxy form will not affect your right to attend the annual meeting.

If you properly complete your proxy form and send it to the Company in time to vote, your proxy (one of the individuals named in the proxy form) will vote your shares as you have directed. If you sign the proxy form but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors to elect the director nominees listed in “Election of Directors,” in favor of approval of the 2006 Stock Incentive Plan, as amended, including the proposed amendment thereto, in favor of the proposal to approve the compensation paid to the Company’s named executive officers, in favor of the proposal to conduct an advisory vote on executive compensation every two years, and in favor of ratification of the selection of Ernst & Young as the Company’s independent accountants.

If any other matter is presented, your proxy will vote in accordance with his best judgment. As of the date of this proxy statement, the Company is not aware of other matters to be acted on at the annual meeting other than those matters described in this proxy statement.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised by giving written notice to the Company at its principal executive offices located at 1301 East Ninth Street, Suite 3000, Cleveland, Ohio 44114, or by giving notice to the Company in open meeting. It is important to note that your presence at the annual meeting, without any further action on your part, will not revoke your previously granted proxy.

What constitutes a quorum?

The presence at the annual meeting, either in person or by proxy, of the holders of a majority of the aggregate number of shares of common stock outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each proposal assuming that a quorum is present at the Annual Meeting?

The two nominees receiving the greatest number of votes ‘FOR’ election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate ‘WITHHOLD AUTHORITY’ for a particular nominee on your proxy form, your vote will not count either for or against the nominee. If your shares are held in “street” name by a broker or nominee indicating on a proxy that it does not have authority to vote on this or any other proposal, this will result in a “broker non-vote,” which will not count as a vote for or a vote against any of the nominees.

The approval of the Company’s 2006 Stock Incentive Plan, as amended, including the proposed amendment thereto, requires that at least a majority of the outstanding shares of common stock cast a vote on the proposal and that a majority of the votes cast are in favor of its approval. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

The approval of executive compensation is an advisory vote; however, the Board of Directors and the Compensation Committee will consider the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting as approval of the compensation paid to the Company’s named executive officers. Broker non-votes will not have a positive or negative effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the proposal.

The choice of how often to conduct an advisory vote on executive compensation is also an advisory vote. The Company has adopted a policy stating that it will include an advisory vote on executive compensation on intervals consistent with the plurality of votes cast on this proposal. As a result, the choice that receives the most votes will be deemed the choice of the stockholders and will be implemented by the Company. Abstentions and broker non-votes will not have a positive or negative effect on the outcome of this proposal.

Although the Company’s independent accountants may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent accountants. Broker non-votes will not have a positive or negative effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of December 17, 2010 with respect to each beneficial owner of more than five percent of the outstanding common stock, each director of and named executive officer of the Company and all directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. None of the shares held by directors or executive officers are pledged.

Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned(1)
	Shares	Shares Subject to Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares	Percentage of Class
Berkshire Fund VII, L.P.(2)	4,460,062	—	4,460,062	8.99%
Pennant Capital Management, L.L.C.(3)	3,627,379	—	3,627,379	7.31%
Lone Pine Capital LLC(4)	2,479,871	—	2,479,871	5.00%
Directors
David A. Barr(5)	35,698	4,563	40,261	*
Mervin Dunn(6)	946	4,563	5,509	*
Michael Graff(7)	19,839	112,659	132,498	*
Sean P. Hennessy(8)	9,417	4,563	13,980	*
W. Nicholas Howley(9)	—	1,121,055	1,121,055	2.21%
Douglas W. Peacock(10)	19,333	4,563	23,896	*
Robert J. Small(11)	4,465,062	604	4,465,666	9.00%
Named Executive Officers
Raymond F. Laubenthal	60,069	335,413	395,482	*
Gregory Rufus	—	130,672	130,672	*
James Riley	—	149,476	149,476	*
Albert Rodriguez	—	244,074	244,074	*
All directors and executive officers as a group (13 persons)(12)	4,610,364	2,435,097	7,045,461	13.53%

*	less than 1%
(1)	Includes shares of which the listed beneficial owner is deemed to have the right to acquire beneficial ownership under Rule 13d-3 under the Securities Exchange Act, as amended (the “Exchange Act”), within 60 days of December 17, 2010. The number of shares outstanding used in calculating the percentage of beneficial ownership for each person listed below includes the shares underlying options held by such persons that are exercisable within 60 days of December 17, 2010, but excludes shares underlying options held by any other person. Percentage of ownership is based on 49,631,281 shares of common stock of the Company outstanding as of December 17, 2010.
(2)

Information obtained from a Schedule 13D/A filed by Berkshire Fund VII, L.P. (“Fund VII”), Berkshire Fund VII-A, L.P. (“Fund VII-A”), Berkshire Investors LLC (“Investors”), Berkshire Investors III LLC (“Investors III”), Stockbridge Fund, L.P. (f/k/a Stockbridge Special Situations Fund, L.P.) (“SF”), Stockbridge Partners LLC (“SP”), Stockbridge Fund M, L.P. (“SFM”) and Stockbridge Absolute Return Fund, L.P. (“SARF”) on December 9, 2010. Seventh Berkshire Associates LLC, a Massachusetts limited liability company (“7BA”), is the general partner of Fund VII and Fund VII-A. Stockbridge Associates LLC, a Delaware limited liability company (“SA”), is the general partner of SF, SFM and SARF. The managing members of 7BA are Michael C. Ascione, Bradley M. Bloom, Jane Brock-Wilson, Kevin T. Callaghan, Carl Ferenbach, Christopher J. Hadley, Ross M. Jones, Lawrence S. Hamelsky, Richard K. Lubin, Joshua A. Lutzker, David R. Peeler and Robert J. Small (the “Berkshire Principals”). Mr. Small is a

director of the Company. The Berkshire Principals are also the managing members of Investors, Investors III and SA. Fund VII, Fund VII-A, Investors, Investors III, SF, SP, SFM and SARF often make acquisitions in, and dispose of, securities of an issuer on the same terms and conditions and at the same time. Berkshire Partners LLC, a Massachusetts limited liability company (“Berkshire Partners”), is the investment advisor to Fund VII and Fund VII-A (collectively, the “Funds”). Berkshire Partners, the Funds and 7BA acknowledge that they are part of a “group” for purposes of Section 13(d)(3) of the Exchange Act. Investors, Investors III, SF, SA, SP, SFM and SARF may also be deemed to constitute a part of a “group” along with Berkshire Partners, the Funds and 7BA for purposes of Section 13(d)(3) of the Act. However, the filing partners do not admit that Investors, Investors III, SF, SA, SP, SFM or SARF are a part of a group, or have agreed to act as a part of a group. Fund VII directly holds 3,406,694 shares of common stock with sole voting and dispositive power. Fund VII-A directly holds 636,891 shares of common stock with sole voting and dispositive power. Based on the immediately preceding sentence, as the sole general partner of Fund VII-A, 7BA may be deemed to beneficially own 636,891 shares of common stock held by Fund VII-A. However, 7BA disclaims beneficial ownership of such shares of common stock and the filing of the Schedule 13D/A is not to be construed as an admission that 7BA is, for the purpose of Section 13(d)(3) of the Exchange Act, the beneficial owner of such shares held by Fund VII-A. Investors owns 67,357 shares of common stock with sole voting and dispositive power. Investors III owns 17,090 shares of common stock with sole voting power and dispositive power. SF directly holds 163,130 shares of common stock with sole voting and dispositive power. SFM directly holds 36,400 shares of common stock with sole voting and dispositive power. SARF directly holds 3,200 shares of common stock with sole voting and dispositive power. SP manages investments for its clients and has limited discretionary voting power in respect of common stock. SP owns 129,300 shares of common stock over which it shares voting power and has full dispositive power. As the sole general partner of Fund VII and Fund VII-A, 7BA may be deemed to beneficially own common stock held by Fund VII and Fund VII-A. However, 7BA disclaims beneficial ownership of such shares of common stock. Berkshire Partners and the Funds acknowledge that they are part of a “group” for purposes of Section 13(d)(3). Therefore, Berkshire Partners may be deemed to beneficially own shares of common Stock held by the Funds. However, Berkshire Partners disclaims beneficial ownership of such shares. As the sole general partner of SF, SFM and SARF, SA may be deemed to beneficially own shares of common stock held by SF, SFM and SARF. However, SA disclaims beneficial ownership of such shares of common stock. By virtue of their positions as managing members of 7BA, Investors, Investors III, SA and Berkshire Partners, the Berkshire Principals may be deemed to possess indirect beneficial ownership of the shares of common stock beneficially owned by Fund VII, Fund VII-A, Investors, Investors III, SF, SFM, SARF and SP. However, none of the Berkshire Principals, acting alone, has voting or investment power with respect to shares beneficially owned by Fund VII, Fund VII-A, Investors, Investors III, SF, SFM, SARF or SP, and, as a result, each Berkshire Principal disclaims beneficial ownership of such shares of common stock. Two of the Berkshire Principals beneficially own shares of common stock, which are not reported as holdings under the Fund VII line item in the table above. Robert J. Small, a director of the Company, owns 5,000 shares of common stock (which are separately reported in the table) and Ross M. Jones is a trustee of a foundation that owns 4,000 shares of common stock. Mr. Small has sole voting and dispositive power with respect to 5,000 shares of common stock (see footnote (11) below) and Mr. Jones has shared voting and shared dispositive power with respect to 4,000 shares of common stock. The address of each reporting person is c/o Berkshire Partners LLC, One Boston Place, 33rd floor, Boston, Massachusetts 02108.

(3)	Number of shares held obtained from a Form 13F-HR filed by Pennant Capital Management, L.L.C. with the Securities Exchange Commission on November 15, 2010 with respect to its holdings as of September 30, 2010. Contact and related party/filing person information obtained from a Schedule 13G/A filed by Alan Fournier, Pennant Capital Management, L.L.C. and Pennant Windward Master Fund, LP with the Securities Exchange Commission on February 16, 2010. Mr. Fournier and Pennant Capital Management have shared power to vote and dispose of the shares. The address of both Mr. Fournier and Pennant Capital Management, L.L.C. is 26 Main Street, Suite 203, Chatham, New Jersey 07928.
(4)

Information obtained from a Schedule 13G filed on October 12, 2010 by Lone Spruce, L.P. (“Lone Spruce”), Lone Balsam, L.P. (“Lone Balsam”), Lone Sequoia, L.P. (“Lone Sequoia”), Lone Cascade, L.P. (“Lone Cascade”) , Lone Sierra, L.P. (“Lone Sierra”), Lone Pine Associates LLC (“Lone Pine”), Lone Pine

Members LLC (“Lone Pine Members”), Lone Pine Capital LLC (“Lone Pine Capital”) and Stephen F. Mandel, Jr. Shares are directly owned by Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade and Lone Sierra. Lone Pine may be deemed to beneficially own the shares held by Lone Spruce, Lone Balsam and Lone Sequoia. Lone Pine Members may be deemed to beneficially own the shares held by Lone Cascade and Lone Sierra. In addition, Lone Pine Capital is the investment manager for Lone Cypress, Ltd. (“Lone Cypress”), Lone Kauri, Ltd. (“Lone Kauri”) and Lone Monterey Master Fund, Ltd. (“Lone Monterey Master Fund”) and may be deemed to beneficially own shares held by each of them. Mr. Mandel may be deemed to beneficially own the shares held by Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Cypress, Lone Kauri and Lone Monterey Master Fund. The address of the business office of each of the foregoing persons is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(5)	Includes 44 shares of restricted stock, which are subject to forfeiture and vest in April 2011.
(6)	Includes 88 shares of restricted stock, which are subject to forfeiture and vest in April 2011.
(7)	Includes 44 shares of restricted stock, which are subject to forfeiture and vest in April 2011. Also includes 3,382 shares held by Mr. Graff as custodian for minor children.
(8)	Includes 44 shares of restricted stock, which are subject to forfeiture and vest in April 2011.
(9)	Includes options to purchase 92,647 shares that are held by Bratenahl Investments, Ltd. By virtue of his indirect ownership interest in Bratenahl Investments, Ltd., Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under Exchange Act) of the options that are owned by Bratenahl Investments, Ltd. Mr. Howley disclaims beneficial ownership of all options owned by Bratenahl Investments, Ltd. and reported herein as beneficially owned except to the extent of any pecuniary interest therein.
(10)	Includes 44 shares of restricted stock, which are subject to forfeiture and vest in April 2011. Also includes 18,546 shares held by The Lois A. Peacock Revocable Trust, a trust of which Mr. Peacock’s wife is the trustee and Mr. Peacock is a beneficiary.
(11)	Includes 4,460,062 held by entities related to Berkshire Fund VII, L.P. (see footnote (2) above).
(12)	Includes shares subject to options exercisable within 60 days of December 17, 2010. Includes (i) 3,382 shares held by Mr. Graff as a custodian for minor children (see footnote (7) above), (ii) 92,647 options to purchase shares of common stock, which Mr. Howley may be deemed to beneficially own by virtue of his indirect ownership interest in Bratenahl Investments, Ltd. (see footnote (9) above), and (iii) 18,546 shares held by The Lois A. Peacock Revocable Trust, which Mr. Peacock may be deemed to beneficially own (see footnote (10) above).

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three staggered classes of directors, each consisting of the same or nearly the same number of directors. The total number of directors is currently fixed at seven. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. At the annual meeting, the terms of the Class II directors are expiring. Unless you specify otherwise, the shares of common stock represented by your proxy will be voted to re-elect Messrs. Hennessy and Peacock. The two nominees receiving the most votes will be elected as Class II directors. If elected, each nominee will serve as a director for a three-year term and until his successor is duly elected and qualified.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors intends that proxies will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee. The following information is furnished with respect to each person nominated for election as a director.

Nominees for Election as Class II Directors at the Annual Meeting

Name	Age	Length of Service as Director
Sean P. Hennessy	53	Since 2006
Douglas W. Peacock	72	Since 2003

Mr. Hennessy was named a director of the Company in April 2006. Mr. Hennessy has served as the Chief Financial Officer of The Sherwin Williams Company, a manufacturer and distributor of coatings and related products, since 2001. Mr. Hennessy is a certified public accountant.

Mr. Peacock was named a director of the Company in July 2003. Mr. Peacock was a founder of TransDigm Inc. and served as its President from 1993 to 1998, its Chief Executive Officer from 1993 to 2001 and its Chairman from 1993 until July 2003.

The Board of Directors recommends that the stockholders vote FOR the nominees for election set forth above.

Business Experience of Class I and Class III Directors

The following table sets forth certain information concerning the Company’s other directors:

Name	Age	Position with the Company
W. Nicholas Howley	58	Chief Executive Officer and Chairman of the Board of Directors of the Company
David A. Barr	47	Director
Mervin Dunn	57	Director
Michael Graff	59	Director
Sean P. Hennessy	53	Director
Douglas W. Peacock	72	Director
Robert J. Small	44	Director

Mr. Howley was named Chairman of the Board of Directors in July 2003. Mr. Howley served as President of the Company from July 2003 until December 2005 and served as President of TransDigm Inc. from December 1998 through September 2005. Mr. Howley has served as Chief Executive Officer of the Company since December 2005 and of TransDigm Inc. since December 2001. Mr. Howley is a director of Satair A/S, a Danish public company, a distributor of aerospace products, including the Company’s products, and Polypore International, Inc., a manufacturer.

Mr. Barr was named a director of the Company in July 2003. Mr. Barr has served as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., private equity firms, since January 2001. Mr. Barr is a director of Builders FirstSource, Inc., a manufacturer and distributor, and Polypore International, Inc., a manufacturer.

Mr. Dunn was named a director of the Company in September 2007. Mr. Dunn is the Chief Executive Officer of Commercial Vehicle Group, a supplier of systems for the commercial vehicle market. Mr. Dunn has been with Commercial Vehicle Group since November 1999. Mr. Dunn is also a director of Commercial Vehicle Group.

Mr. Graff was named a director of the Company in July 2003. Mr. Graff has served as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., private equity firms, since October 2003. Mr. Graff served as an advisor to Warburg Pincus LLC from July 2002 until October 2003. Prior to joining Warburg Pincus, Mr. Graff was President and Chief Operating Officer of Bombardier Aerospace, an aerospace manufacturer. Mr. Graff is a director of Builders FirstSource, Inc., a manufacturer and distributor, and Polypore International, Inc., a manufacturer.

Mr. Small was named a director of the Company in March 2010. Mr. Small has been a Managing Director of Berkshire Partners LLC, a private equity investment firm, since 2000 and has been leading Stockbridge Partners LLC, an affiliated investment fund focused on marketable securities, since its inception in 2007. Mr. Small was also formerly a director of Hexcel Corporation, a composite materials producer primarily for aerospace and wind energy applications.

DIRECTOR COMPENSATION

Mr. Howley, the only director who is also an employee of the Company, does not receive any director fees. In 2010, compensation for non-employee directors included the following:

•	An annual retainer fee of $30,000, with such fee being paid, at the option of each director, either in cash or shares of the Company’s common stock, paid semi-annually in arrears.

•	A fee of $2,500 for each meeting of the Board of Directors attended, paid semi-annually in arrears.

•	A fee of $1,000 for each meeting of any committee of the Board of Directors attended, paid semi-annually in arrears.

•	An additional retainer of $15,000 to the chairman of the Audit Committee, paid semi-annually in arrears.

•	An additional retainer of $5,000 to the chairmen of the Compensation and Nominating and Governance Committees, paid semi-annually in arrears.

In addition, the Company had historically paid a $10,000 annual stock grant to directors. However, in fiscal 2009, the Board determined that the directors would instead receive approximately $50,000 (valued on a Black Scholes basis) of stock options granted on the same terms and conditions as those granted to Company employees, which would provide compensation for services provided in each of fiscal years 2009 through 2013. The grants, made in November 2008 to non-employee directors serving at that time, were to purchase 15,900 shares of common stock at a price of $27.08 and vest over five years. Mr. Small received a grant of options to purchase 5,500 shares of common stock on April 23, 2010 at a price of $56.71, which options will vest over four years and be in lieu of annual equity compensation for Mr. Small’s service as a director for fiscal 2010 through 2013. The terms of the options are discussed in greater detail under “Executive Compensation.”

In addition, pursuant to an agreement entered into in 1999 between TransDigm Inc. and Mr. Peacock, TransDigm Inc. is obligated to provide Mr. Peacock and his wife medical and dental insurance coverage comparable to that they were receiving at the time of Mr. Peacock’s retirement. In light of the Company’s transition to self-insurance, in 2007 TransDigm Inc. and Mr. Peacock agreed that TransDigm Inc. would satisfy its obligations under the 1999 agreement by paying for Mr. Peacock’s Medicare and dental insurance coverage and Mrs. Peacock’s medical and dental insurance coverage and supplemental medical reimbursement coverage for both Mr. and Mrs. Peacock, less the amount of any Company employee portion of the premium under the Company’s self-insurance program as if Mr. and Mrs. Peacock were covered under these benefit plans. TransDigm Inc. also agreed to retain a health insurance consultant to assist Mr. and Mrs. Peacock in evaluating coverage and handling the administrative burden of the Medicare and insurance enrollment process at the outset and thereafter managing claims issues. These payments are made on a “grossed-up” basis for federal income tax purposes, but no gross-up payment related to fiscal 2010 has yet been made. The cost of coverage and related services under these arrangements in fiscal 2010 was $23,234 and the cost of the gross-up payment for fiscal 2009, paid in January 2010, was $11,254.

In October 2009, the Company and Mr. Graff entered into an amendment to his option agreement dated June 2004, to conform the dividend equivalent payment provisions in his option agreement to the dividend equivalent payment provisions related to options issued under the Company’s 2003 Stock Option Plan and 2006 Stock Incentive Plan. See pages 20-21 for a further discussion of the Dividend Equivalent Plans. As a result, Mr. Graff received $845,180 in dividend equivalent payments during 2010 in connection with the Company’s $7.65 special dividend declared in October 2009.

The following table sets forth the compensation paid to the Company’s non-employee directors during 2010:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David A. Barr	10,022	29,978	—	18,245	58,245
Mervin Dunn	37,520	14,980	—	18,245	70,745
Michael Graff	17,022	29,978	—	845,180	892,180
Sean P. Hennessy	38,522	29,978	—	18,245	86,745
Douglas W. Peacock	57,500	—	—	52,733	110,233
Robert J. Small	39,000	—	134,650	—	173,650

(1)	Messrs. Barr, Graff and Hennessy elected to receive all of their semi-annual board retainer fees as stock. Mr. Dunn elected to receive a portion of his board retainer fee as stock. The shares were issued on March 29, 2010 and September 20, 2010, on which dates the closing price of the common stock on the New York Stock Exchange was $52.44 and $61.90, respectively. The amount reported represents the grant date fair value of stock options awarded during the applicable fiscal year under the Company’s 2006 Stock Incentive Plan. See Note 15 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 for information on the grant date fair value of awards and a description of the assumptions used in that computation.
(2)	The amount reported represents the grant date fair value of stock options awarded during the applicable fiscal year under the Company’s 2006 Stock Incentive Plan. See Note 15 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 for information on the grant date fair value of awards and a description of the assumptions used in that computation.
(3)	Includes amounts paid under the Company’s dividend equivalent plans and $34,488 constituting the net amounts paid to or on behalf of Mr. Peacock or his wife for medical insurance coverage or medical claims pursuant to the agreement between Mr. Peacock and TransDigm Inc. described above.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which guide the Board of Directors in the performance of its responsibilities to serve the best interests of the Company and its stockholders. A copy of the Company’s Corporate Governance Guidelines is posted on the Company’s website, www.transdigm.com, under “Investor Relations—Corporate Governance” and is available to any stockholder in writing upon request to the Company. The Board of Directors reviews the Corporate Governance Guidelines periodically.

Codes of Ethics & Whistleblower Policy

The Company is committed to integrity and ethical behavior and has adopted a Code of Ethics for Senior Financial Officers, a Code of Business Conduct and Ethics and a Whistleblower Policy

Code of Ethics for Senior Financial Officers. The Company has a Code of Ethics for Senior Financial Officers that applies to the chief executive officer, chief operating officer, chief financial officer and other designated senior financial officers (collectively, “Senior Financial Officers”) of the Company. This code requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct; to not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised; to not use for personal advantage confidential information acquired in the course of their employment; to proactively promote ethical behavior among peers and subordinates in the work place; and to promptly report any violation or suspected violation of this code in accordance with the Company’s Whistleblower Policy and, if appropriate, directly to the Audit Committee. Only the Audit Committee or the Board of Directors, including a majority of the independent directors, may waive any provision of the code with respect to a Senior Financial Officer. Any such waiver, or any amendment to the code, will be promptly disclosed on the Company’s website and as otherwise required by rule or regulation. This code is posted on the Company’s website, www.transdigm.com, under “Investor Relations—Corporate Governance” and is available to any stockholder in writing upon request to the Company.

Code of Business Conduct and Ethics. The Company also has a Code of Business Conduct and Ethics that addresses the Company’s commitment to honesty, integrity and the ethical behavior of the Company’s employees, officers and directors. This code governs the actions and working relationships of the Company’s employees, officers and directors with customers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom the Company has or may have contact. Only the Board of Directors or the Nominating and Corporate Governance Committee may waive any provision of the code with respect to an executive officer or director. Any such waiver will be promptly disclosed on the Company’s website and as otherwise may be required by rule or regulation. This code is posted on the Company’s website, www.transdigm.com, under “Investor Relations—Corporate Governance” and is available to any stockholder in writing upon request to the Company.

Whistleblower Policy. The purpose of the Whistleblower Policy is to encourage all employees to disclose any alleged wrongdoing that may adversely impact the Company, the Company’s customers, stockholders, fellow employees, investors or the public at large without fear of retaliation. The policy sets forth procedures for the reporting of alleged financial (including auditing, accounting and internal control matters) and non-financial wrongdoing by employees on a confidential and anonymous basis and by other interested third parties, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports may be made directly to the Chief Financial Officer, the Audit Committee or to Business Controls, Inc., a third party service retained on behalf of the Audit Committee. The Audit Committee receives notices of complaints reported under the policy and oversees the investigation of such complaints. The Whistleblower Policy is posted on the Company’s website, www.transdigm.com, under “Investor Relations—Corporate Governance” and is available to any stockholder in writing upon request to the Company.

Board Composition

The Company’s Board of Directors is divided into three staggered classes of directors, each consisting of the same or nearly the same number of directors. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon election and qualification of successor directors at the Annual Meeting of Stockholders to be held during the years 2011 for the Class II directors, 2012 for the Class III directors and 2013 for the Class I directors.

•	The Class I directors are Messrs. Dunn and Graff;

•	the Class II directors are Messrs. Hennessy and Peacock; and

•	the Class III directors are Messrs. Barr, Howley and Small.

The Company’s amended and restated certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of its Board of Directors. The number of directors is currently fixed at seven. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of the Company’s Board of Directors into three classes with staggered three-year terms may delay or prevent a change of the Company’s management or a change in control.

Independence of Directors

During fiscal 2010 all of the directors, other than Mr. Howley, were considered to be “independent directors” within the meaning of the New York Stock Exchange’s listing standards. In determining that Mr. Peacock was independent, the Board considered the insurance arrangement between Mr. Peacock and the Company described in this proxy statement under “Director Compensation.”

The Board of Directors reviews periodically the relationships that each director or nominee has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Those directors or nominees whom the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) as specified in the listing standards of the NYSE will be considered independent.

Board Leadership Structure

The Board leadership structure is comprised of a combined Chief Executive Officer and Chairman of the Board of Directors. The Board believes that combining the function of Chief Executive Officer and Chairman of the Board is appropriate for the Company because it ensures that the Board of Directors focuses on important strategic objectives and understands challenges facing the Company in its day-to-day operations. This combined role is balanced by the independence of the other directors and the role of the presiding director described below.

Presiding Director

In 2010, Mr. Barr was the Company’s Presiding Director, who leads meetings of the non-management directors and otherwise acts as chair of Board meetings in Mr. Howley’s absence. In October 2010, the Board decided to rotate the responsibilities of presiding at meetings of non-management directors from meeting to meeting.

Board’s Role in Risk Management Oversight

The Board of Directors oversees the process of risk management. Members of management regularly communicate with the Board regarding the Company’s risk exposure and its efforts to monitor and mitigate such risks. Specifically, the Company’s executive officers annually meet in person to discuss the risks facing the Company and ways to mitigate those risks. Management then provides a written summary of its findings to the full Board and the Board reviews and discusses such risks at a regularly scheduled Board meeting.

Board Meetings

During the fiscal year ended September 30, 2010, the Board of Directors held six meetings. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and committees on which he served in fiscal 2010. The Company has not established a formal policy regarding director attendance at the Company’s annual meeting of stockholders. However, the Company expects that directors will attend if possible. One director attended the 2010 annual meeting of stockholders.

After each meeting of the Board of Directors, non-management directors (all of whom are also independent) meet independently of the Chairman of the Board. In fiscal 2010, the non-management directors met after each regularly scheduled Board meeting.

Board Committees

During fiscal 2010, the Board of Directors had an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The Board of Directors has approved written charters for the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee, which can be found under the “Investor Relations—Corporate Governance” section of the Company’s website at www.transdigm.com and are available to any stockholder in writing upon request to the Company. Each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee conducts a self evaluation and review of its charter annually.

Executive Committee

The Executive Committee, which consists of Messrs. Howley (Chairman), Peacock and Barr, possesses the power of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors. The Executive Committee held no formal meetings during fiscal 2010, although it did act by unanimous written consent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees and assists the Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluates the Board of Directors and management evaluation and succession process; develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee held four meetings during fiscal year 2010.

The Nominating and Corporate Governance Committee is comprised of Messrs. Peacock (Chairman), Dunn and Hennessy, each of whom is independent director within the meaning of the NYSE’s listing standards.

In its role as the nominating body for the Board, the Nominating and Corporate Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by stockholders, if any), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, consistent with the Company’s Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee considers members’ qualification as independent, as well as diversity, age, strategic and financial skills and experience in the context of the needs of the Board, as a whole. The Nominating and Corporate Governance Committee charter requires the selection of prospective Board members with personal and professional integrity, who have demonstrated appropriate ability and judgment and who the Nominating and Corporate Governance Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company and its stockholders. Other than the foregoing, there are no stated minimum criteria for director nominees, and the Governance & Nomination Committee may also consider such other factors as it deems appropriate in the best interests of the Company and its stockholders. Other than the consideration of diversity as one of the factors to be considered in recommending a director nominee consistent with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee does not have a policy specifically focused on diversity.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any Board member does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to nominate a member for re-election, then the Committee identifies the desired skills and experience in light of the criteria outlined above. The Nominating and Corporate Governance Committee then establishes a pool of potential director candidates from recommendations from the Board, senior management and stockholders.

Each of the members of the Board were chosen to be a director or nominee because the Board and the Nominating and Corporate Governance Committee believe that he has demonstrated leadership experience, specific industry or manufacturing experience and experience with capital market transactions. Every director holds or has held executive officer positions in organizations that have provided experience in management and leadership development. The Board and the Nominating and Corporate Governance Committee believes that these skills and qualifications combined with each director’s diverse background and ability to work in a positive and collegial fashion benefit the Company and the Company’s stockholders by creating a strong and effective Board. Set forth below are the conclusions reached by the Nominating and Corporate Governance Committee with respect to each member of the Board or nominee:

As a cofounder of the Company, Mr. Howley brings to the Board an extensive understanding of the Company’s business. As the Chief Executive Officer of the Company since December 2005 and of TransDigm Inc. since December 2001, President of the Company from July 2003 until December 2005 and President of TransDigm Inc. from December 1998 through September 2005, Mr. Howley has played an integral role in the Company’s establishment and implementation of its core value drivers on an ongoing basis and its rapid and strategic growth.

Mr. Barr brings to the Board knowledge of acquisitions and capital market transactions, as well as significant board experience, both acquired through his position as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., private equity firms, and both making Mr. Barr a resource to the Company.

As Chief Executive Officer of Commercial Vehicle Group, Mr. Dunn brings to the Board his extensive acquisition experience and experience with domestic and international management of engineered product business, as well as his experience being the chief executive of a public company, all of which are useful to the Board.

Mr. Graff brings to the Board a knowledge of acquisitions and capital market transactions, as well as significant public company board experience, both acquired through his position as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., private equity firms. Additionally, with his aerospace industry experience, including as the President of Business Aircraft of Bombardier and President and Chief Operating Officer of Bombardier Aerospace Group, and his previous management consulting background at McKinsey, Mr. Graff is valuable to the Company.

As a certified public accountant and the chief financial officer of a public company engaged in manufacturing for nine years, Mr. Hennessy’s finance background and public company experience is valuable to the Company and critical for his service on the Company’s Board and as chair of its Audit Committee.

As a cofounder of the Company and the retired Chief Executive Officer and Chairman of the Board of TransDigm Inc., as well as a diverse and lengthy experience at the senior management level in a broad range of engineered products, Mr. Peacock brings to the Board an extensive understanding of the Company’s business and he plays an integral role in shaping the Company’s strategic direction.

Mr. Small brings to the Board a knowledge of acquisitions and capital market transactions, based on his 18 years of experience in the private equity industry, as well as a breadth of board experience. Mr. Small is or has been a director of several of Berkshire Partners LLC’s companies, including having previously served as director of Hexcel Corporation, a composite materials producer primarily for aerospace applications, which is publicly traded on the New York Stock Exchange. Mr. Small was recommended to the Board by Berkshire Partners, LLC, the Company’s largest stockholder.

The Nominating and Corporate Governance Committee will consider suggestions forwarded by stockholders to the Secretary of the Company concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a stockholder may submit the candidate’s name and qualifications to the Company’s Secretary, Gregory Rufus, at the following address: TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3000, Cleveland, Ohio 44114 between November 4, 2011 and December 4, 2011. The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors. However, in determining qualifications for new directors, the Nominating and Corporate Governance Committee will consider potential members’ qualifications as independent under the NYSE’s listing standards, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee will consider a pool of potential Board candidates established from recommendations from stockholders and third parties, including management and current directors. Although the Nominating and Corporate Governance Committee may retain a Board search consultant to supplement the pool of potential Board candidates, it has not engaged a consultant at this time.

Audit Committee

The Audit Committee oversees a broad range of issues surrounding the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee (i) assists the Board of Directors in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors, (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm, (iii) provides a medium for consideration of matters relating to any audit issues, and (iv) prepares the Audit Committee report that the SEC rules require be included in the Company’s annual proxy statement. The Audit Committee held six meetings during fiscal year 2010.

The members of the Audit Committee are Messrs. Hennessy (Chairman), Peacock and Graff. Dudley Sheffler served on the Audit Committee for a portion of the year until his death in February 2010. Mr. Graff filled the vacancy created by Mr. Sheffler’s death in February 2010. The composition of the Audit Committee complies with all applicable NYSE rules, including the requirement that at least one member of the Audit Committee have accounting or related financial management expertise. The Board has determined that Mr. Hennessy is an Audit Committee financial expert. See “Business Experience of Directors” for a description of Mr. Hennessy’s relevant financial experience. All of the Committee members are independent as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and within the meaning of the NYSE’s listing standards.

Compensation Committee

The Compensation Committee reviews and recommends policy relating to compensation and benefits of the Company’s officers and employees, including reviewing and evaluating the performance of these officers in light of Company objectives and setting compensation of these officers based on such evaluations. The Compensation Committee has sole discretion concerning administration of the Company’s stock option plans, including selection of individuals to receive awards, types of awards, the terms and conditions of the awards and the time at which awards will be granted, other than awards to directors, which are approved by the full Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee held seven meetings during fiscal year 2010.

The members of the Compensation Committee are Messrs. Graff (Chairman), Dunn and Small, each of whom is an independent director within the meaning of the NYSE’s listing standards.

Stockholder Communication with Board of Directors

Any stockholder or other interested party who desires to communicate with any of the members of the Company’s Board of Directors may do so electronically by sending an email to ir@transdigm.com. Alternatively, an individual may communicate with the members of the Board by writing to the Company, c/o Investor Relations, TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3000, Cleveland, Ohio 44114. Communications may be addressed to an individual director, a Board committee, the presiding director, the independent directors or the full Board of Directors. Communications received by Investor Relations will be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board. The Compensation Committee is comprised of Messrs. Graff, Dunn and Small. Dudley Sheffler served on the Compensation Committee for a portion of the year until his death in February 2010. In March 2010, Mr. Small filled the vacancy created by Mr. Sheffler’s death. Mr. Graff is Chairman of the Compensation Committee.

Objectives of the Executive Compensation Program

The primary objective of the Compensation Committee in determining executive compensation is to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and create a strong incentive to increase the Company’s equity value.

In light of the Compensation Committee’s objective, the Compensation Committee determines executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities, the Company’s performance and the achievement of established annual goals. The primary components of the Company’s executive compensation program are (i) base salaries, (ii) discretionary bonuses, (iii) grants of stock options, including predominantly performance based options, and (iv) retirement and welfare benefits, although the executive compensation program is heavily weighted towards compensation through options with a performance component. Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably, both from an internal and external perspective. Each of these elements is discussed below.

The Company was a privately held company until March of 2006. As a private equity portfolio company, management had an opportunity to earn a significant amount of compensation based on its equity ownership in the Company. The Compensation Committee believes this ownership mentality contributes significantly to incentivize and motivate management to create stockholder value. To that end, the Compensation Committee and the Board of Directors adopted a new equity-based incentive compensation program for management in fiscal 2008, which was implemented in the first quarter of fiscal 2009. Because of this opportunity to realize a significant appreciation in the Company’s equity value, the Compensation Committee has historically provided, and intends to continue to provide, executive officers with a cash compensation package that compensates them below the median cash compensation in the marketplace based on the Compensation Committee’s knowledge of compensation practices within the industry and publicly available information.

The Compensation Committee has overall responsibility for establishing, implementing, and monitoring the executive compensation program for executive officers and operating unit presidents. Salary and bonus amounts, as well as option awards, for all officers other than Mr. Howley are recommended by Mr. Howley to the Compensation Committee for its approval. The Compensation Committee reviews Mr. Howley’s recommendations in light of each operating unit’s proposed budget and annual plan and each officer’s performance evaluations. The Compensation Committee determines Mr. Howley’s salary and bonus and approves option awards, if any, for Mr. Howley, without input from Mr. Howley with respect thereto. Individual performance, including the performance of the executive officer’s business unit, if applicable, market conditions and other factors are considered in determining compensation.

Elements of the Executive Compensation Program

Base Salary

The Company’s philosophy is to pay base salaries at a level less than similarly situated companies, preferring instead to compensate officers through increased equity value. The base salaries and certain other annual compensation for the Company’s executive officers in fiscal 2010 were determined with reference to the experience of the officers, the Company’s past practice and the officers’ individual performance. Pursuant to their employment agreements, Messrs. Howley, Rufus and Laubenthal receive certain additional benefits described herein.

After initial assessments of the competitiveness of the Company’s executive officers, operating unit presidents and staff cash compensation compared to selected peer groups in 2006 and 2007, the Compensation Committee engaged Towers Perrin (now known as Towers Watson) to do annual updates of its surveys with respect to salaries and bonuses, including in November 2009. Towers Perrin did not provide any other services to the Company. The Compensation Committee considered the results of the salary survey in setting 2010 compensation. In November 2009, the peer group used by Towers Perrin included: Esterline Technologies Corp, AAR Corp, Barnes Group Inc., Hexcel Corp., Woodward Governor Co., Triumph Group Inc., Orbital Sciences Corp., Titanium Metals Corp., Cubic Corp., Loral Space and Communications Ltd., GenCorp Inc., Aeroflex Inc., HEICO Corp., Ladish Co. Inc., Ducommun Inc., ARGON ST Inc. and EMS Technologies Inc.

Consistent with the factors annually considered by the Compensation Committee and its consideration of the Towers Perrin salary survey, the Compensation Committee determined that, for calendar year 2010, the base salaries of Messrs. Howley, Rufus, Laubenthal, Riley and Rodriguez should be $620,000, $300,000, $370,000, $260,000 and $232,000 per year, respectively.

Annual Incentives

The Compensation Committee formalized a performance-based bonus program for corporate officers in 2009. For corporate officers, targets of a percentage of the officer’s salary are set at the beginning of the year. Actual awards are determined at the discretion of the Compensation Committee. Factors considered by the Compensation Committee in establishing awards will generally include, but not be limited to, financial performance, corporate performance, and individual performance. Financial performance measures will be based primarily on Company EBITDA and return on investment. Corporate performance is meant to subjectively evaluate the overall performance of the Company during the year taking into account a broad range of factors that impacted the Company’s performance. It is not intended to be a numerical weighting of various factors. Items to be considered in evaluating the Company’s corporate performance will generally include, but not be limited to, (1) degree of difficulty in the business plan, the market environment and general operating conditions, (2) performance against the Company’s value creation goals, (3) specific organization or department-wide achievements, efforts or problems and (4) various other factors that may be unique to the business or the overall environment during the year. Individual performance is meant to subjectively evaluate the overall performance of the individual corporate officer taking into account a broad range of factors. Like the corporate performance, it is not intended to be a numerical weighting of factors. Items to be considered in evaluating individual performance will generally include, but not be limited to, (1) the degree of difficulty and effectiveness in performing the officer’s job given the overall market environment, operating conditions and flexibility and responsiveness required, (2) performance by the officer in implementing the Company’s value drivers, (3) exhibiting a clear pattern of open, honest and regular communication within the company and, if applicable, investors and the board of directors, (4) engaging in effective succession planning and organizational development, (5) performance in the specific requirements of the officer’s job, including awareness and compliance with both specific Company policies and laws and regulations specific to the business environment, or, in the case of Mr. Howley, support, maintenance and regular evaluation of the effectiveness of the Company’s long-term value focused strategy including the business and product definitions, the organization structure, the value drivers focus and acquisition activity and (6) various other factors that may be unique to the specific job or the overall environment during the year.

For 2010, in determining bonuses, the Compensation Committee noted that the Company performed well compared to its business plan and compared to the market and its peers, and noted that the Company did well in all of its value drivers. Messrs. Rufus’s, Laubenthal’s, Riley’s and Rodriguez’s target bonuses were set at 55%,

60%, 50% and 50%, respectively, of their annual salaries or, in dollars, $165,000, $222,000, $130,000, and $116,250, respectively. Based on the Compensation Committee’s evaluation of the individual performance of each of these officers, the Compensation Committee determined that Mr. Rufus should be awarded a bonus of $185,000 for fiscal 2010, or 112% of his target bonus, Mr. Laubenthal should be awarded a bonus of $250,000 for fiscal 2010, or 113% of his target bonus, Mr. Riley should be awarded a bonus of $145,000 for fiscal 2010, or 112% of his target bonus, and Mr. Rodriguez should be awarded a bonus of $145,000 for fiscal 2010, or 125% of his target bonus. The increase in Mr. Rodriguez’s bonus over his target was, in part, due to the fact that in addition to the successful closing of two acquisitions during the year, he was integral in managing the swift completion of the diligence, negotiation and execution of the purchase agreement to acquire McKechnie Aerospace, which later closed in December 2010.

For 2010, Mr. Howley’s target bonus was set at 80% of his annual salary, or, in dollars, $496,000. Based, in part, on Mr. Howley’s leadership in guiding the Company to outstanding performance during a year of sluggish industry conditions, the Compensation Committee determined that Mr. Howley should be awarded a bonus of $575,000 for fiscal 2010, or 116% of his target bonus.

Deferred Compensation

The TransDigm Inc. Executive Retirement Savings Plan, which is administered by the Compensation Committee, was established to permit a group of management or highly compensated employees to accumulate additional retirement income through a nonqualified deferred compensation plan. A determination is made annually to determine the employees who are eligible to participate in the executive retirement savings plan. The executive retirement savings plan is a “top hat” plan exempt from certain ERISA requirements. A participant in the executive retirement savings plan may (i) make elective deferrals in addition to or in lieu of deferrals the participant may have otherwise made under the applicable 401(k) plan, and (ii) receive an allocation of any discretionary amount contributed to the executive retirement savings plan by TransDigm Inc. Deferrals may be made from a participant’s salary, bonus or a combination thereof. Deferrals may not be made on any other compensation that a participant may earn. Deferrals, which are irrevocable, must be made no later than the last day of the year preceding the one in respect of which the deferrals will be made. TransDigm Inc. did not make any contributions to the executive retirement savings plan in fiscal 2010 and none of the executive officers are currently participating in the plan by making elective deferrals.

Equity Based Incentives

Options

It is the Committee’s goal that the largest portions of management’s potential earnings come from growth in the Company’s equity value. The Company believes that stock option grants are, and will continue to be, a valuable motivating tool and provide a long-term incentive to management. Stock option grants reinforce the long-term goal of increasing stockholder value by aligning the interests of the Company’s stockholders with the interests of management.

At the time of the Company’s leveraged buyout in 2003, management received significant grants of options, in addition to each individual’s equity investment in the Company. The vast majority of those options vested based on the achievement of annual and cumulative performance targets based on the Company’s EBITDA as defined in the Company’s Credit Agreement, or EBITDA As Defined, and the achievement by the Company’s initial stockholders of a specified internal rate of return. In light of these significant grants in 2003, the Committee did not typically make annual grants of options to executive officers. Rather, it has historically granted additional options in connection with hirings, promotions and the assumption of increased responsibilities.

Substantially all of the options granted pursuant to the 2003 Stock Option Plan vested as of September 30, 2008. Thus, the Board of Directors in fiscal 2008 created a new long-term incentive model, in a public equity context, to match the highly successful model that had been in place during the Company’s past ownership by private equity sponsors. Accordingly, in April 2008, the Board of Directors adopted an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares available for issuance thereunder to 4,119,668 and adopted the equity incentive program described below.

The stockholders approved the amendment to the 2006 Stock Incentive Plan in July 2008. Additionally, in January 2011, the Board of Directors adopted the amendment to the 2006 Stock Incentive Plan being proposed to stockholders in proposal 2 of this proxy statement, which would increase by 4,000,000 the number of shares available for future issuance to 8,119,668 shares, and limit the use of the new shares to awards of performance-based stock options. Of the shares originally available under the 2006 Stock Incentive Plan, only 808,485 are still available for grant.

The equity incentive program adopted in 2008 provides for stock options that vest over a five-year period solely based on the achievement of specific performance-based targets. The Board of Directors believes that relying heavily on stock price targets for vesting is not necessary in order to achieve alignment with stockholders. The Board of Directors believes that increasing the operating performance-based vesting component of the options would serve to optimally focus management on the factors over which they have control.

Pursuant to the terms of the Stock Option Agreement evidencing the grant of a stock option award, 75% of the options vest each year based on the Company meeting certain annual operational targets in the five fiscal years after the grant date (the “annual operational targets”) and a percentage of the operational performance options 25% of the options vest at the end of the five-year period beginning on the grant date based on the Company meeting certain cumulative operational targets defined in the Stock Option Agreement. Annual operational targets are calculated based on a ratio of (a) the excess of (i) the product of EBITDA As Defined and a fixed multiple over (ii) net debt (adjusted for dividends and other equity transactions) to (b) the Company’s number of diluted shares as of such date (the “operational performance per diluted share”). The operational targets will allow for minimum vesting if growth in the Company’s operational performance per diluted share equals or exceeds 12.5% per year and will provide for maximum vesting if growth equals or exceeds 20% per year. If the operational performance per diluted share exceeds the maximum vesting target in an applicable year, the operational targets allow for participants to treat such excess amounts as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of eligible operational performance options would otherwise have vested for such fiscal years. At the end of the five year period beginning on the grant date, a percentage of the operational performance options may vest based on meeting certain cumulative operational performance targets defined in the Stock Option Agreement.

With respect to both annual and cumulative operational targets, in certain limited situations, including but not limited to in the event of any dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of Company assets to stockholders, or any other extraordinary or non-recurring change affecting the Company or the share price of the Stock, or changes in applicable laws, regulations or accounting principles, the Committee may make such equitable adjustments as it determines are necessary to such targets to prevent dilution or enlargement of the stock option benefits. In addition, in the event of a change in control, performance vesting options shall become fully vested if the stockholders have achieved specified rates of return which vary based on the date of the change in control.

Although the 2006 Stock Incentive Plan does not currently restrict the form in which awards are issued, the Board intends that 3,800,000 of the shares already authorized and available for issuance under the 2006 Stock Incentive Plan will be used for option grants to the Company’s executive officers and management under this equity incentive program. Toward this goal, options to purchase 2,856,000 shares of common stock were granted to executive officers and managers under the program prior to fiscal 2010. Options to purchase 306,000 shares of common stock were granted to executive officers and managers under the program in fiscal 2010.

The option agreements for certain of the optionees, currently totaling 20, including all of the Company’s executive officers and operating unit presidents, include a provision to gross up any payments that would be deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code in connection with the acceleration of options upon a change in control.

For more information regarding the aggregate options held by and granted to the named executive officers, please refer to the tables on pages 25 and 26.

Stock Ownership Guidelines

In addition to the exclusive reliance on performance vesting in the Company’s 2008 equity program, the Company also retained the concept from the private equity market that management should be required to maintain a significant investment in the Company. Therefore, during their employment, a majority of the Company’s existing optionholders are required to maintain ownership of a minimum value of stock or vested options. As adopted in 2008, all optionholders who held options under the Company’s 2003 Stock Option Plan were required to hold a specific dollar value (based on a fixed deemed value of $35.26 per share) of options and, in addition, all optionholders were required to maintain at least 30% of new vested awards. Specifically, Mr. Howley was required to maintain ownership of $12.5 million of net gain in vested options, Mr. Rufus was required to maintain $1.2 million of net gain in vested options, Mr. Laubenthal was required to maintain $3.5 million of net gain in vested options, Mr. Riley was required to maintain $800,000 of net gain in vested options and Mr. Rodriguez was required to maintain $2.3 million of net gain in vested options. The values specified in the previous sentence represented the net gain in value of vested options that are based on a fixed deemed value of $35.26 per share and excluded the additional 30% holding requirement for new options.

In the fall of 2010, the Compensation Committee started to examine the holding requirements for options in the first quarter of fiscal 2011 and engaged Veritas Executive Compensation Consultants, LLC (“Veritas”) to review comparable holding requirements at other companies. Veritas does not provide any other services to the Company. The Compensation Committee noted that because of the “deemed value” concept, Mr. Howley was in fact required to hold, at recent values, approximately $28.5 million, or approximately 46x his annual base salary; Mr. Rufus was in fact required to hold, at recent values, approximately $3.6 million, or approximately 12x his annual base salary; Mr. Laubenthal was in fact required to hold, at recent values, approximately $9.5 million, or 25.5x his annual base salary and Executive Vice Presidents were in fact required to hold, at recent values approximately 22-23x their respective annual base salaries.

Veritas studied a private equity spin-off peer group with IPOs in 2005 or later consisting of Celanese Corporation, Alpha Natural Resrouces, Inc., Dresser-Rand Group Inc., J. Crew Group, Inc., Innophos Holdings, Inc., Hertz Global Holdings, Inc., Solera Holdings Inc., Dollar General Corporation, Team Health Holdings, Inc., Polypore International, Inc., Orbitz Worldwide, Inc., Emdeon Inc., Artio Global Investors, Inc., Select Medical Holdings Corp., Generac Holdings Inc., and Express, Inc. Additionally, Veritas studied a group of Russell 3000 manufacturing companies of comparable size to TransDigm comprised of Rockwell Collins, Inc., Rockwell Automation, Inc., ITT Corporation, L-3 Communications Holdings, Inc., Genuine Parts Company, Waters Corporation, Illumina, Inc., Roper Industries, Inc., BorgWarner, Inc., Garmin Ltd., Textron Inc., TRW Automotive Holdings Corp., AMETEK, Inc., Harrison Corporation and Flowserve Corporation. Veritas concluded that those companies required holding requirements for CEOs in the range of 5-6x base salary, for Presidents or COOs in the range of 2.75 – 4x base salary, for CFOs in the range of 2-3.75x base salary, for Executive Vice Presidents in the range of 2-3x base salary and for Senior Vice Presidents in the range of 1.25-3x base salary.

Accordingly, in January 2011 the Compensation Committee and the Board adopted new holding requirements for optionholders and many optionholders, including all of the Company’s executive officers, entered into amendments effecting such changes. As of the date of this proxy statement, the amendments are still in the process of being signed. In general, the new holding requirements, which are specific for each individual, require the Company’s Chief Executive Officer to retain shares or in-the-money vested options with a value of approximately 15x his 2010 base salary, the Company’s Chief Operating Officer to retain shares or in-the-money vested options with a value of approximately 10x his 2010 base salary, Executive Vice Presidents to retain shares or in-the-money vested options with a value of approximately 7x their respective 2010 base salaries, operating unit Presidents to retain shares or in-the-money vested options with a value of approximately 3x their respective 2010 base salaries, operating unit staff to retain shares or in-the-money vested options with a value of approximately 1.5x their respective 2010 base salaries and directors to hold shares or in-the-money vested options with a value of $150,000. Specifically, Mr. Howley will be required to maintain shares or in-the-money vested options with a value of $9,500,000, Mr. Rufus will be required to maintain shares or in-the-money vested options with a value of $2,000,000, Mr. Laubenthal will be required to maintain shares or in-the-money vested options with a value of $4,000,000, Mr. Riley will be required to maintain shares or in-the-money vested options with a value of $1,500,000, and Mr. Rodriguez will be required to maintain shares or in-the-money vested options with a value of $2,000,000.

New optionholders will have five years to meet their holding requirements. If a holding requirement has been met but is no longer met by an optionholder because of a decline in value of the Company’s common stock, the optionholder will have three years to come back into compliance with the holding requirement.

Dividend Equivalent Rights

Holders of the Company’s stock options have certain dividend equivalent rights if the Company declares a dividend on its common stock. Under the terms of the Dividend Equivalent Plan relating to options granted under the 2003 Stock Option Plan (the “2003 DEP”), the 2003 DEP used to provide that if the Company declared a dividend on its common stock, participants who held vested options at the time any such divided was declared were eligible to receive a cash divided equivalent payment equal to the amount that such participant would otherwise have been entitled to receive had his or her vested stock options been exercised immediately prior to such declaration. Under the terms of the Dividend Equivalent Plan relating to options granted under the 2006 Stock Incentive Plan (the “2006 DEP”), the 2006 DEP used to provide that if the Company declared a dividend on its common stock in the ordinary course of business or in connection with a recapitalization or similar corporate event or certain Corporate Transactions (as defined in the 2006 DEP), participants who held stock options granted under the 2006 Stock Incentive Plan were eligible to receive either a cash dividend equivalent payment or a reduction of the exercise price of unvested stock options. As defined in the 2006 DEP, “Corporate Transaction” means a transaction that qualified as a “corporate transaction” for purposes of the Treasury Regulations, including a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, certain distributions (other than ordinary dividends, stock splits or stock dividends) or a change in the terms or number of outstanding shares, and certain other corporate events as prescribed by the Commissioner of the Internal Revenue Service for purposes of the Treasury Regulations. Participants who held vested stock options at the time any such dividend was declared were eligible to receive a cash dividend equivalent payment equal to the amount that such participant would otherwise have been entitled to receive had his or her vested stock option been fully exercised immediately prior to such declaration. Participants who held unvested stock options at the time the Company declared a dividend in the ordinary course of business or in connection with a recapitalization or similar corporate event (other than a Corporate Transaction) were eligible to receive a cash dividend equivalent payment equal to the amount such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested and exercised immediately prior to such declaration; provided, such payment was not to be made until the later of the date such stock option vests pursuant to its terms and two and one-half months after the end of the taxable year in which the Company declared an applicable dividend. If the Company declared a dividend in connection with a Corporate Transaction, participants who held outstanding unvested stock options would have the exercise price of any such option reduced by the amount of such dividend per share pursuant to the replacement or assumption of such options by new options pursuant to the Corporate Transaction. If the exercise price of an option was so reduced, the participant would not receive any cash dividend equivalent payment with respect to any dividend paid in connection with such Corporate Transaction.

In April 2009, the Board of Directors approved an amended and restated 2006 DEP. The amended and restated 2006 DEP continued to provide that participants who hold vested stock options at the time any such dividend was declared are eligible to receive a cash dividend equivalent payment equal to the amount that such participant would otherwise have been entitled to receive had his or her vested stock option been fully exercised immediately prior to such declaration. The amended and restated 2006 DEP also continued to provide that participants who hold unvested stock options at the time the Company declared a dividend in the ordinary course of business or in connection with a recapitalization or similar corporate event (other than a Corporate Transaction) were eligible to receive a cash dividend equivalent payment equal to the amount such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested and exercised immediately prior to such declaration; provided, such payment was not to be made until the later of the date such stock option vests pursuant to its terms and two and one-half months after the end of the taxable year in which the Company declared an applicable dividend. The amended and restated 2006 DEP also continued to provide that if the Company declared a dividend in connection with a Corporate Transaction, participants who held outstanding unvested stock options would have the exercise price of any such option reduced by the amount of such dividend per share pursuant to the replacement or assumption of such options by new options pursuant to the Corporate Transaction. If the exercise price of an option was so reduced, the participant would not receive any cash dividend equivalent payment with respect to any dividend paid in connection with such Corporate Transaction. The amended provisions provided that if the exercise price was not so reduced in connection with the declaration of a dividend in a Corporate Transaction then participants who held unvested stock options at the time the Company declared the dividend would be eligible to receive a cash dividend equivalent payment equal to the amount such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested and exercised immediately prior to such declaration; provided, such payment was not to be made until the later of the date such stock option vests pursuant to its terms and two and one-half months after the end of the taxable year in which the Company declared an applicable dividend. Simultaneously, the Board of Directors approved an amended and restated 2003 DEP to make the circumstances under which optionholders would be entitled to dividend equivalent payments the same as those under the 2006 DEP.

In connection with the declaration by the Company of a special dividend in the amount of $7.65 in October 2009, the Board of Directors approved a further amended and restated the 2006 DEP and 2003 DEP to clarify the intent of certain provisions of the previously adopted amended and restated plans. For example, the further amended and restated 2006 DEP clarifies the circumstances under which a reduction in exercise price would not be made and provides that if the Compensation Committee determines that reducing the exercise price of unvested options is prohibited by law, regulation, NYSE rule or the 2006 Stock Incentive Plan or creates a material adverse consequence for the Company, or if for any other reason the exercise price is not so reduced in connection with the declaration of a dividend in a Corporate Transaction, then the dividend equivalent payment would be paid in cash. The further amended and restated 2006 DEP also changes the timing of payment for dividend equivalent payments to participants who held unvested stock options at the time the Company declared a dividend, such that such payment would be made on the date such stock option vests pursuant to its terms but not later than two and one-half months after the end of the taxable year in which the option vests. Simultaneously, the Board of Directors approved an amended and restated 2003 DEP to make the circumstances under which optionholders would be entitled to dividend equivalent payments the same as those under the 2006 DEP.

In fiscal 2010, Messrs. Howley, Rufus, Laubenthal, Riley and Rodriguez received, in the aggregate, $9,466,531, $842,433, $2,462,979, $1,012,485 and $1,794,384, respectively, in dividend equivalent payments relating to the special dividend declared in October 2009.

Perquisites

In 2010, the named executive officers received certain perquisites. These items are more fully discussed below in the Summary Compensation Table.

Employment Agreements

The Company entered into an employment agreement with Mr. Howley in connection with the leveraged buyout of the Company in 2003. That employment agreement was negotiated on behalf of the Company by its private equity investor. That agreement was set to expire in July 2008, and the Company and Mr. Howley entered into an amended and restated employment agreement with Mr. Howley effective April 2008. Prior to the Company’s initial public offering, in November 2005, the Company entered into similar employment agreements with Messrs. Laubenthal and Rufus to ensure their continuity with the Company. For a description of the employment agreements, see “Employment Agreements” below.

Severance

The Company does not have a policy with respect to severance of executive officers. Messrs. Howley, Rufus and Laubenthal have severance provisions in their employment agreements, as described below. The Company would expect that to the extent any severance arrangement is entered into with respect to any executive officer, the Company and executive would enter into a standard severance agreement and release.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee

Michael Graff, Chairman

Mervin Dunn

Robert Small

Compensation Committee Interlocks And Insider Participation

Messrs. Graff, Dunn and Small comprise the Compensation Committee. There are no Compensation Committee interlocks.

Compensation Risk

The Compensation Committee has reviewed and evaluated the incentive compensation policies and practices that cover all employees. On the basis of that review, the Company does not believe that its compensation policies and practices pose risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following information is set forth with respect to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers, each of whom was serving as an executive officer at September 30, 2010 (the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
W. Nicholas Howley,	2010	611,250	575,000	—	—	—	9,781,910	10,968,160
Chairman and Chief Executive Officer	2009	577,500	525,000	8,346,400	—	—	2,308,243	11,757,143
	2008	547,500	480,000	—	—	—	404,195	1,431,695
Gregory Rufus,	2010	295,750	185,000	—	—	—	884,252	1,365,002
Executive Vice	2009	279,750	167,500	1,564,950	—	—	344,183	2,356,383
President, Chief Financial Officer and Secretary	2008	265,000	147,500	—	—	—	38,981	451,481
Raymond F. Laubenthal,	2010	364,375	250,000	—	—	—	2,501,360	3,115,735
President and Chief	2009	343,125	220,000	2,243,095	—	—	1,054,552	3,860,772
Operating Officer	2008	322,500	180,000	—	—	—	31,056	533,556
James Riley,	2010	260,000	145,000	796,590	—	—	1,046,585	2,248,175
Executive Vice President	2009	226,250	120,000	834,640	—	—	459,015	1,639,905
	2008	209,750	97,500	—	—	—	17,341	324,591
Albert J. Rodriguez,	2010	228,875	145,000	—	—	—	1,820,180	2,194,055
Executive Vice President—	2009	215,375	115,000	1,564,950	—	—	444,313	2,339,639
Mergers and Acquisitions	2008	204,375	100,000	—	—	—	21,768	326,143

(1)	The amount reported represents the grant date fair value of stock options awarded during the applicable fiscal year under the Company’s 2006 Stock Incentive Plan. See Note 15 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 for information on the grant date fair value of awards and a description of the assumptions used in that computation.
(2)	Amounts shown for Mr. Howley include $9,466,531 in dividend equivalent payments on vested options relating to the $7.65 dividend declared in October 2009. They also include the incremental cost to the Company relating to personal use by Mr. Howley of an aircraft under a corporate contract for aircraft services in the amount of $235,974. Incremental cost is the amount billed to the Company by its service provider for the specific flight. In addition, amounts include $14,700 in 401(k) contributions by the Company, $33,500 in fees related to planning and preparing Mr. Howley’s tax returns and managing his financial affairs, $10,957 in country club dues and $20,248 for an automobile for Mr. Howley’s use.

Amounts for Mr. Rufus include: $842,433 in divided equivalent payments on vested options relating to the $7.65 divided declared in October 2009, $14,700 in 401(k) contributions by the Company, $10,129 in country club dues and $16,990 for an automobile for Mr. Rufus’s use.

Amounts for Mr. Laubenthal include: $2,462,979 in dividend equivalent payments on vested options relating to the $7.65 divided declared in October 2009, $14,700 in 401(k) contributions by the Company, $11,131 in country club dues and $12,550 for an automobile for Mr. Laubenthal’s use.

Amounts for Mr. Riley include: $1,012,485 in divided equivalent payments on vested options relating to the $7.65 dividend declared in October 2009, $14,625 in 401(k) contributions by the Company and $10,161 in country club dues and $9,314 for an automobile for Mr. Riley’s use.

Amounts for Mr. Rodriguez include: $1,794,384 in dividend equivalent payments on vested options relating to the $7.65 dividend declared in October 2009, $13,838 in 401(k) contributions by the Company, $5,189 in country club dues and $6,769 for an automobile for Mr. Rodriguez’s use.

Grants of Plan Based Awards in Last Fiscal Year

The following table sets forth information concerning options granted in fiscal 2010 to the named executive officers. None of the named executive officers received non-equity incentive plan awards or restricted stock.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Exercise Price of Options	Grant Date Fair Value of Option Awards
		Threshold (#)(2)	Target (#)(3)	Maximum (#)
James Riley	11/16/2009	15,728	45,000	45,000	41.79	796,590

(1)	Represents options that vest as follows: (a) 3.75% if the annual operating performance (“AOP”) as hereinafter defined, was at least $38.40 per diluted share and up to 15% if the AOP was at least $44.30 per diluted share on September 30, 2010 (the AOP for fiscal 2010 was $43.63 so 91.5% of the options vested as of September 30, 2010); (b) 3.75% if the AOP is at least $43.20 per diluted share and up to 15% if the AOP is at least $53.20 per diluted share on September 30, 2011; (c) 3.75% if the AOP is at least $48.50 per diluted share and up to 15% if the AOP is at least $63.80 per diluted share on September 30, 2012; (d) 3.75% if the AOP is at least $54.70 per diluted share and up to 15% if the AOP is at least $76.50 per diluted share on September 30, 2013; (e) 3.75% if the AOP is at least $61.50 per diluted share and up to 15% if the AOP is at least $91.80 per diluted share on September 30, 2014. If the AOP is between the amount required to vest 3.75% and the amount required to vest 15%, the percentage of options that will vest will be in between 3.75% and 15% and will be determined by a formula in the option agreement. As used herein, AOP means the ratio of (1) the excess of (a) the product of (i) EBITDA and (ii) 8.895 over (b) (i) the excess of consolidated total indebtedness of the Company over (ii) the amount of cash and cash equivalents of the Company to (2) the Company’s diluted shares. In addition, at the end of fiscal 2014, an additional 25% will vest if the Company’s cumulative operations performance is at least $329.60. If the cumulative operational amount is at least $246.30, an additional 6.25% will vest. If the cumulative operational amount is at least $246.30 but less than $329.60, the percentage of options that will vest will be determined by linear interpolation. Any options that do not vest in any year because of a shortfall in AOP (including the shortfall in fiscal 2010) may vest in one of the two following years if there is an excess of AOP in any such year. In addition, any excess AOP in any year may be carried forward to make up any deficiencies in any of the following two years. In no event may any amounts be used in calculating current year, prior year or future year AOP more than once.
(2)	Calculated to represent the entire amount already vested as of September 30, 2010, plus the amount that would vest if all of the minimum AOPs were met in years 2011 through 2014 and if the minimum cumulative operational amount was met. Actual amounts could be lower if annual or cumulative performance requirements are not met.
(3)	Target amounts are not established under the grant, but are disclosed at the maximum amount. Although the maximum amount was not achieved in 2010, deficiencies in AOP may be made up in the succeeding two years. The Company has assumed for purposes of this table that future performance will be sufficient to achieve the maximum amount. Actual amounts could be lower if annual or cumulative performance requirements are not met.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options as of September 30, 2010 with respect to the named executive officers. None of the named executive officers has been the recipient of any stock or other incentive plan award.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
W. Nicholas Howley(2)	986,621	—	6.68	08/05/2013
	5,834	—	13.37	08/05/2013
	229,600	570,400	27.08	11/17/2018

Gregory Rufus	30,671	—	6.68	08/05/2013
	6,283	—	13.37	07/19/2012
	748	—	13.37	08/05/2013
	29,920	—	13.37	10/01/2015
	20,000	—	25.60	12/01/2016
	43,050	106,950	27.08	11/17/2018

Raymond F. Laubenthal	94,480	—	6.68	08/05/2013
	748	—	13.37	08/05/2013
	194,480	—	13.37	10/01/2015
	61,705	153,295	27.08	11/17/2018

James Riley	16,384	—	6.68	08/05/2013
	6,179	—	8.52	12/30/2014
	85,288	—	13.37	10/01/2015
	12,500	—	25.60	12/01/2016
	22,960	57,040	27.08	11/17/2018
	6,165	38,835	41.79	11/16/2019

Albert Rodriguez	170,356	—	6.68	08/05/2013
	748	—	13.37	08/05/2013
	29,920	—	13.37	10/01/2015
	43,050	106,950	27.08	11/17/2018

(1)

Represents options that vest as follows: (a) 3.75% if the annual operating performance (“AOP”) as hereinafter defined, was at least $38.40 per diluted share and up to 15% if the AOP was at least $44.30 per diluted share on September 30, 2010 (the AOP for fiscal 2010 was $43.63 so 91.5% of the options vested as of September 30, 2010); (b) 3.75% if the AOP is at least $43.20 per diluted share and up to 15% if the AOP is at least $53.20 per diluted share on September 30, 2011; (c) 3.75% if the AOP is at least $48.50 per diluted share and up to 15% if the AOP is at least $63.80 per diluted share on September 30, 2012; (d) 3.75% if the AOP is at least $54.70 per diluted share and up to 15% if the AOP is at least $76.50 per diluted share on September 30, 2013; and (e) just for the grant to Mr. Riley with an expiration date in 2019, 3.75% if the AOP is at least $61.50 per diluted share and up to 15% if the AOP is at least $91.80 per diluted share on September 30, 2014. If the AOP is between the amount required to vest 3.75% and the amount required to vest 15%, the percentage of options that will vest will be in between 3.75% and 15% and will be determined by a formula in the option agreement. As used herein, AOP means the ratio of (1) the excess of (a) the product of (i) EBITDA and (ii) 8.895 over (b) (i) the excess of consolidated total indebtedness of the Company over (ii) the amount of cash and cash equivalents of the Company to (2) the Company’s diluted shares. In addition, at the end of fiscal 2013 for all grants other than Mr. Riley’s options expiring in 2019, an additional 25% will vest if the Company’s cumulative operations performance is at least $282.36 and at the end of 2014 with respect to Mr. Riley’s options expiring in 2019, an additional 25% will vest if the

Company’s cumulative operations performance is at least $329.60. If the cumulative operational amount is at least $226.57 (with respect to options expiring in 2018) or $246.30 (with respect to the options expiring in 2019), an additional 6.25% will vest. If the cumulative operational amount is at least $226.57 but less than $282.36 or at least $246.30 but less than $329.60, as applicable, the percentage of options that will vest will be determined by linear interpolation. Any options that do not vest in any year because of a shortfall in AOP (including the shortfall in fiscal 2010) may vest in one of the two following years if there is an excess of AOP in any such year. In addition, any excess AOP in any year may be carried forward to make up any deficiencies in any of the following two years. In no event may any amounts be used in calculating current year, prior year or future year AOP more than once.

(2)	The options included for Mr. Howley reflect 99,439 options currently exercisable at a price of $6.68, 598 options currently exercisable at a price of $13.37, and 30,000 options, of which 8,610 are currently exercisable, at a price of $27.08, in each case owned by Bratenahl Investments, Ltd. By virtue of his indirect ownership interest in Bratenahl Investments, Ltd., Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the options that are owned by Bratenahl Investments, Ltd. However, Mr. Howley disclaims beneficial ownership of all options owned by Bratenahl Investments, Ltd. and reported herein as beneficially owned except to the extent of any pecuniary interest therein.

Option Exercises in 2010 and 2010 Realized Values

The following table sets forth information with respect to the number of shares acquired by the named executive officers upon exercise of options and the value realized through such exercise during fiscal 2010. None of the named executive officers had any stock awards outstanding during the fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
W. Nicholas Howley(1)	125,000	5,743,847
Albert J. Rodriguez	16,553	630,482

(1)	Includes exercises of 25,000 shares at a realized value of $1,147,468 by Bratenahl Investment, Ltd. By virtue of his indirect ownership interest in Bratenahl Investments, Ltd., Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the options that are owned by Bratenahl Investments, Ltd. However, Mr. Howley disclaims beneficially ownership of all options owned by Bratenahl Investments, Ltd. and reported herein as beneficially owned except to the extent of any pecuniary interest therein.

Potential Payments Upon Termination or Change in Control

The Company does not have a severance policy for the named executive officers, with the exception of Messrs. Howley, Rufus and Laubenthal, whose severance is governed by their employment agreements.

Pursuant to the terms of his employment agreement, if Mr. Howley is terminated for cause (as defined in his agreement and described under “Employment Agreements” below), he will receive only any unpaid but accrued base salary and benefits. As of September 30, 2010, Mr. Howley had no unpaid but accrued salary and benefits. If Mr. Howley is terminated for death or disability (as defined in his agreement and described under “Employment Agreements” below) or without cause by the Company or voluntarily resigns for good reason (as defined in the agreement and described under “Employment Agreements” below), his salary will continue for two years and he will receive two times the greater of (a) all bonuses paid or payable to Mr. Howley for the fiscal year immediately prior to the date of termination or (b) bonuses for the fiscal year in which the date of termination occurs, determined in accordance with the Company’s bonus program, if any. In addition, the Company will offer to Mr. Howley to continue his participation under the medical benefit plans sponsored by the

Company in accordance with applicable law at a monthly cost to Mr. Howley that is not greater than the monthly cost that Mr. Howley is charged for coverage as of the date of termination. Thus, if Mr. Howley had died, become disabled, had been terminated by the Company without cause or had resigned from his employment for good reason on September 30, 2010, he would have received approximately $2,307,336 in base salary, bonus and benefits.

In addition, as required by the employment agreement, Mr. Howley’s stock option agreement of November 2008 granting him 800,000 stock options provides that if Mr. Howley’s employment terminates by reason of death, disability, termination without cause or termination for good reason, vesting of the options will continue after termination of employment as follows: if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2010 but prior to April 25, 2011, 40% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2011 but prior to April 25, 2012, 60% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2012 but prior to April 25, 2013, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2013, 100% of the remaining unvested options may continue to vest in accordance with their terms. In each case, the remaining unvested options to vest would be spread ratably over the remaining performance vesting schedule and time vesting schedule. Thus, if Mr. Howley had died, become disabled, had been terminated by the Company without cause or had resigned from his employment for good reason on September 30, 2010, 40% of his options would be permitted to continue to vest in accordance with their terms.

Pursuant to the terms of their respective employment agreements, if Mr. Laubenthal or Mr. Rufus is terminated for cause (as defined in the applicable agreement and described under “Employment Agreements” below), he will receive only any unpaid but accrued base salary and benefits. As of September 30, 2010, neither Mr. Laubenthal nor Mr. Rufus had unpaid but accrued base salary or benefits. If Mr. Laubenthal or Mr. Rufus is terminated for death or disability (as defined in each agreement and described under “Employment Agreements” below) or without cause by the Company or voluntarily resigns for good reason (as defined in each agreement and described under “Employment Agreements” below), his salary will continue for 12 months and he will receive the greater of (a) all bonuses paid or payable to him for the fiscal year immediately prior to the date of termination or (b) bonus for the fiscal year in which the date of termination occurs, determined in accordance with the Company’s bonus program, if any. In addition, for such 12-month period, the Company will continue his car allowance and club membership (at a monthly cost not to exceed the cost on the date of termination). Further, the Company will offer to continue his participation under the medical benefit plans sponsored by the Company in accordance with applicable law at a monthly cost that is not greater than that he was charged for coverage as of the date of termination. Thus, if Mr. Laubenthal had died, become disabled, had been terminated by the Company without cause or had resigned his employment for good reason on September 30, 2010, he would have received approximately $619,212 in base salary, bonus and benefits and if Mr. Rufus had died, become disabled, had been terminated by the Company without cause or had resigned his employment for good reason on September 30, 2010, he would have received approximately $503,938 in base salary, bonus and benefits.

The Company’s 2003 Stock Option Plan had provisions for accelerated vesting of performance based options under certain circumstances on a change of control and the Company’s 2006 Stock Incentive Plan has provisions for accelerated vesting in certain circumstances on a change in control. In addition, all named executive officers are entitled to gross-ups for any excise tax due in connection with a change in control for grants made in November 2008 under the 2006 Stock Incentive Plan. As of September 30, 2010, all performance based options held by the named executive officers under the 2003 Stock Option Plan had vested. However, if a change in control had occurred on that date and the price was at least $50.44, Messrs. Howley, Rufus, Laubenthal, Riley and Rodriguez would have had 570,400, 106,950, 153,295, 95,875 and 106,950 options, respectively, vest, with a realized value of $19,946,888, $3,740,042, $5,360,726, $2,981,875 and $3,740,042, respectively (assuming the change in control price was $62.05, the closing price of the Company’s stock on the

NYSE on September 30, 2010), and no tax gross-ups would have been required. The foregoing amounts assume that the options that actually vested as of September 30, 2010 (subject to validation by the compensation committee that the performance targets had been met, which occurred in November 2010), were vested as of September 30, 2010 and were not accelerated pursuant to a change in control. Had a transaction actually occurred on September 30, 2010, tax regulations might have required those options to be deemed accelerated by the change in control; however, even if that were the case, no tax gross-up would have been required.

In sum, had a change in control or termination for the various reasons set forth below occurred on September 30, 2010, the named executive officers would have been entitled to receive the following aggregate amounts:

	Change in Control ($)(1)		Termination for Cause ($)	Termination Without Cause ($)(2)	Termination for Death/ Disability ($)(2)	Voluntary Termination for Good Reason ($)(2)	Voluntary Termination without Good Reason ($)
W. Nicholas Howley	22,254,224	(3)	—	2,307,336	2,307,336	2,307,336	—
Gregory Rufus	3,740,042		—	503,938	503,938	503,938	—
Raymond F. Laubenthal	5,360,726		—	619,212	619,212	619,212	—
James Riley	2,981,875		—	—	—	—	—
Albert Rodriguez	3,740,042		—	—	—	—	—

(1)	Except for Mr. Howley (see note (3)), amounts assume that the named executive officer was not terminated in connection with the change in control. If the named executive was terminated without cause in connection with a change in control, his compensation would also include amounts listed in the column for Termination Without Cause. Amounts assume that the options that actually vested as of September 30, 2010 (subject to validation by the Compensation Committee that the performance targets had been met, which occurred in November 2010), were vested as of September 30, 2010 and were not accelerated pursuant to a change in control.
(2)	Amounts for Rufus’s and Laubenthal’s car allowance and country club dues were based on actual amounts paid in fiscal 2010, but actual amounts paid upon a termination could differ.
(3)	Mr. Howley would receive salary, bonus and benefit continuation in the event of a change in control only if it was coupled with a change in Mr. Howley’s title, position, duties, or responsibilities (including reporting responsibilities) which does not represent a promotion from the title, position, duties or responsibilities provided in Mr. Howley’s employment agreement or Mr. Howley is assigned any duties or responsibilities which are inconsistent with his title, duties, or responsibilities as provided under Mr. Howley’s employment agreement or there is a reduction in Mr. Howley’s aggregate cash compensation (including bonus opportunities), or a change in Mr. Howley’s benefits such that following such change, Mr. Howley’s benefits are not substantially comparable to those to which he was entitled prior to such change and such change occurred within one year following a change in control or such change occurred prior to a change in control at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or such change occurred otherwise in connection with, or in anticipation of, a change in control which has been threatened or proposed and, as a result, Mr. Howley voluntarily terminates his employment.

More specifically, had a change in control occurred on September 30, 2010, the amounts set forth in the Change in Control column in the table above can be summarized as follows:

Golden Parachute Compensation(1)

	Cash ($)(1)	Golden Parachute Equity(2) ($)	Pension/ Nonqualified Deferred Compensation ($)(2)	Perquisites ($)(2)	Tax Reimbursement ($)(2)	Other ($)	Total ($)
W. Nicholas Howley	2,290,000	19,946,888	—	17,336	—	—	22,254,254
Gregory Rufus	—	3,740,042	—	—	—	—	3,740,042
Raymond F. Laubenthal	—	5,360,726	—	—	—	—	5,360,726
James Riley	—	2,981,875	—	—	—	—	2,981,875
Albert Rodriguez	—	3,740,042	—	—	—	—	3,740,042

(1)	Except for Mr. Howley, amounts assume that the named executive officer was not terminated in connection with the change in control. If the named executive was terminated without cause in connection with a change in control, his compensation would also include amounts listed in the preceding table under Termination Without Cause. Mr. Howley would receive salary, bonus and benefit continuation in the event of a change in control only if it was coupled with a change in Mr. Howley’s title, position, duties, or responsibilities (including reporting responsibilities) which does not represent a promotion from the title, position, duties or responsibilities provided in Mr. Howley’s employment agreement or Mr. Howley is assigned any duties or responsibilities which are inconsistent with his title, duties, or responsibilities as provided under Mr. Howley’s employment agreement or there is a reduction in Mr. Howley’s aggregate cash compensation (including bonus opportunities), or a change in Mr. Howley’s benefits such that following such change, Mr. Howley’s benefits are not substantially comparable to those to which he was entitled prior to such change and such change occurred within one year following a change in control or such change occurred prior to a change in control at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or such change occurred otherwise in connection with, or in anticipation of, a change in control which has been threatened or proposed and, as a result, Mr. Howley voluntarily terminates his employment.
(2)	Amounts assume that the options that actually vested as of September 30, 2010 (subject to validation by the Compensation Committee that the performance targets had been met, which occurred in November 2010), were vested as of September 30, 2010 and were not accelerated pursuant to a change in control.

Employment Agreements

Employment Agreement with W. Nicholas Howley, Chief Executive Officer

In connection with the acquisition of the Company by Warburg Pincus, on June 6, 2003, W. Nicholas Howley entered into an employment agreement with TransDigm Inc. to serve as President, Chief Executive Officer and Chairman of the Board of Directors of TransDigm Inc. That employment agreement was to expire on July 23, 2008 and Mr. Howley and the Company entered into a new employment agreement to serves as Chief Executive Officer and Chairman of the Board of the Company, replacing the 2003 agreement, in May 2008 (effective April 25, 2008, the date the Board substantively approved the agreement). Effective as of October 1, 2005, Mr. Howley ceased serving as the President of the Company, but continues to serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company.

Unless earlier terminated by the Company or Mr. Howley, the initial term of Mr. Howley’s employment agreement expires on April 25, 2013. However, unless the Company or Mr. Howley elects not to renew the initial term, upon the expiration of the initial term, Mr. Howley’s employment agreement will automatically be extended for an additional one-year period. Under the terms of the employment agreement, Mr. Howley is entitled to receive an annual base salary of no less than $550,000, which annual base salary is subject to annual review. As of September 30, 2010, Mr. Howley’s annual base salary was $620,000. In addition, under the terms of his employment agreement, Mr. Howley is entitled to participate in the Company’s annual cash bonus plan, non-qualified deferred compensation plan, stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers. Under the terms of his employment agreement, Mr. Howley is also entitled to certain perquisites, including an annual automobile allowance, the payment by the Company of certain membership fees in respect of one country club of Mr. Howley’s choice and the payment by the Company of certain reasonable expenses incurred by Mr. Howley in planning and preparing his tax returns and managing his financial affairs, provided that such expenses do not exceed $33,500 per year. Mr. Howley is entitled to use a Company-provided airplane for personal use up to 12 times per year, so long as such use does not interfere with Company use. Mr. Howley will have imputed income with respect to such use at the Standard Industry Fare Level (SIFL) rate, as published by the Internal Revenue Code.

Mr. Howley’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Howley’s employment is terminated:

•

without cause (where “cause” is defined as the repeated failure by Mr. Howley, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Howley that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries),

•	if Mr. Howley terminates his employment for certain enumerated good reasons, which include:

•	a material diminution in Mr. Howley’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Howley’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent, or

•	Mr. Howley is not re-elected to the Board of Directors, or

•	the Company requires Mr. Howley, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio, or

•	any material breach of the employment agreement by the Company), or

•

there is a change in Mr. Howley’s title, position, duties, or responsibilities (including reporting responsibilities) which does not represent a promotion from the title, position, duties or responsibilities provided in Mr. Howley’s employment agreement or Mr. Howley is assigned any duties or responsibilities which are inconsistent with his title, duties, or responsibilities as provided under Mr. Howley’s employment agreement or there is a reduction in Mr. Howley’s aggregate cash compensation (including bonus opportunities), or a change in Mr. Howley’s benefits such that following such change, Mr. Howley’s benefits are not substantially comparable to those to which he was entitled prior to such change and such change occurred within one year following a change in control (as hereinafter defined) or such change occurred prior to a change in control at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or such change occurred otherwise in connection with, or in anticipation of, a change in control which has been threatened or proposed. As used in Mr. Howley’s employment agreement, “change in control” means (A) a change in ownership or control of the Company effected through a transaction or series of transactions (other than a public offering) including by way of merger, consolidation or otherwise, whereby any person or related group of persons directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition or (B) individuals who, as of April 25, 2008, were members of the Board of Directors of the Company (together with any successor director who was approved by two-thirds of such existing directors) cease to constitute 50% of the members of the Board of Directors or (C) the consummation of a complete liquidation or dissolution of the Company or (D) the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

•

in the event of Mr. Howley’s termination due to his death or disability (which is defined as the inability of Mr. Howley to perform his duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis for more than six months within any 12-month period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease), the Company will, pay Mr. Howley, in substantially equal installments over a 24-month period, an amount equal to two times Mr. Howley’s salary plus two times the greater of all of the bonuses paid or payable to Mr. Howley for the prior fiscal year (excluding any extraordinary bonus) or the bonuses for the year in which Mr. Howley’s employment terminates, determined in accordance with the Company’s bonus program(s), if any. In addition, the Company will offer to Mr. Howley to continue his participation under the medical benefit plans sponsored by the Company in accordance with applicable law at a monthly cost to Mr. Howley that is not greater than the monthly cost that Mr. Howley is charged for coverage as of the date of termination.

Finally, as required by the employment agreement, Mr. Howley’s stock option agreement of November 2008 granting him 800,000 stock options provides that if Mr. Howley’s employment terminates by reason of death, disability, termination without cause or termination for good reason, vesting of the options will continue after termination of employment as follows: if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2010 but prior to April 25, 2011, 40% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2011 but prior to April 25, 2012, 60% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2012 but prior to April 25, 2013, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2013, 100% of the remaining unvested options may continue to vest in accordance with their terms. In each case, the remaining unvested options to vest will be spread ratably over the remaining performance vesting schedule and time vesting schedule.

During the term of Mr. Howley’s employment and following any termination of his employment, for a period of 24 months, Mr. Howley will be prohibited from engaging in any business that competes with any business of TransDigm Inc. or any entity owned by TransDigm Inc. and from rendering services to any person or entity designed to assist such person or entity to acquire a business that the Company has pursued or had demonstrable plans to pursue as an acquisition target within 24 months prior to Mr. Howley’s termination. In addition, during the term of his employment and for the two-year period following the termination of Mr. Howley’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company. Under the terms of his employment agreement, Mr. Howley is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as Mr. Howley is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the Company’s request.

Employment Agreement with Raymond Laubenthal, President and Chief Operating Officer

On November 18, 2005, Raymond Laubenthal entered into an employment agreement with the Company, effective October 1, 2005, to serve as President and Chief Operating Officer of the Company. The employment agreement was amended to conform with the provisions of Section 409A under the Internal Revenue Code on October 29, 2008. The initial term of Mr. Laubenthal’s employment agreement expired on October 1, 2010 but was automatically extended for an additional two year period. Under the terms of the employment agreement, Mr. Laubenthal is entitled to receive an annual base salary of no less than $280,000, which annual base salary is subject to annual review. As of September 30, 2010, Mr. Laubenthal’s annual base salary was $370,000. In addition, under the terms of his employment agreement, Mr. Laubenthal is entitled to participate in the Company’s annual cash bonus plan, non-qualified deferred compensation plan, stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers. Under the terms of his employment agreement, Mr. Laubenthal is also entitled to certain perquisites, including an annual automobile allowance and the payment by the Company of certain membership fees in respect of one country club of Mr. Laubenthal’s choice.

Mr. Laubenthal’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Laubenthal’s employment is terminated:

•

without cause (which is defined as the repeated failure by Mr. Laubenthal, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Laubenthal that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries),

•	if Mr. Laubenthal terminates his employment for certain enumerated good reasons, which include:

•	a material diminution in Mr. Laubenthal’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Laubenthal’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent,

•	the Company requires Mr. Laubenthal, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio, or

•	any material breach of this Agreement by the Company, or

•

in the event of Mr. Laubenthal’s termination due to his death or disability (which is defined as Mr. Laubenthal’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months or a medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, and for which Mr. Laubenthal is receiving income replacement benefits for a period of at least three months under an accident and health plan covering the Company’s employees), the Company will pay Mr. Laubenthal, in substantially equal installments over a 12-month period, an amount equal to one times Mr. Laubenthal’s salary plus one times the greater of all of the bonuses paid or payable to Mr. Laubenthal for the prior fiscal year (excluding any extraordinary bonus) or the bonuses for the year in which Mr. Laubenthal’s employment terminates, determined in accordance with the Company’s bonus program(s), if any, plus Mr. Laubenthal’s annual automobile allowance. In addition, the Company will offer to Mr. Laubenthal to continue his participation under the medical benefit plans sponsored by the Company in accordance with applicable law at a monthly cost to Mr. Laubenthal that is not greater than the monthly cost that Mr. Laubenthal is charged for coverage as of the date of termination and the Company will reimburse Mr. Laubenthal monthly for membership fees in one country club, not to exceed in any month one-twelfth of the monthly fees Mr. Laubenthal is entitled to have reimbursed as of the date of termination. During the term of Mr. Laubenthal’s employment and following any termination of his employment, for a period of 12 months in the case of a termination without cause or for enumerated good reasons, or 24 months in the event of his voluntary termination without enumerated good reasons or termination for cause, Mr. Laubenthal will be prohibited from engaging in any business that competes with any business of the Company or any entity owned by TransDigm Inc. In addition, during the term of his employment and for the two-year period following the termination of Mr. Laubenthal’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company. Under the terms of his employment agreement, Mr. Laubenthal is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as Mr. Laubenthal is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the Company’s request.

Employment Agreement with Gregory Rufus, Executive Vice President, Chief Financial Officer and Secretary

On November 18, 2005, Gregory Rufus entered into an employment agreement with the Company, effective October 1, 2005, to serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement was amended to conform with the provisions of Section 409A under the Internal Revenue Code on October 29, 2008. Unless earlier terminated by the Company or Mr. Rufus, the initial term of Mr. Rufus’s employment agreement expired on October 1, 2010 but was automatically extended for an additional two year period. Under the terms of the employment agreement, Mr. Rufus is entitled to receive an annual base salary of no less than $233,000, which annual base salary is subject to annual review. As of September 30, 2010, Mr. Rufus’s annual base salary was $300,000. In addition, under the terms of his employment agreement, Mr. Rufus is entitled to participate in the Company’s annual cash bonus plan, non-qualified deferred compensation plan, stock option plans and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers. Under the terms of his employment agreement, Mr. Rufus is also entitled to certain perquisites, including an annual automobile allowance and the payment by the Company of certain membership fees in respect of one country club of Mr. Rufus’s choice.

Mr. Rufus’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Rufus’s employment is terminated:

•

without cause (which is defined as the repeated failure by Mr. Rufus, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Rufus that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries),

•	if Mr. Rufus terminates his employment for certain enumerated good reasons, which include:

•	a material diminution in Mr. Rufus’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Rufus’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent,

•	the Company requires Mr. Rufus, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio, or

•	any material breach of this Agreement by the Company, or

•

in the event of Mr. Rufus’s termination due to his death or disability (which is defined as Mr. Rufus’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months or a medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, and for which Mr. Rufus is receiving income replacement benefits for a period of at least three months under an accident and health plan covering the Company’s employees), the Company will pay Mr. Rufus, in substantially equal installments over a 12-month period, an amount equal to one times Mr. Rufus’s salary plus one times the greater of all of the bonuses paid or payable to Mr. Rufus for the prior fiscal year (excluding any extraordinary bonus) or the bonuses for the year in which Mr. Rufus’s employment terminates, determined in accordance with the Company’s bonus program(s), if any, plus Mr. Rufus’s annual automobile allowance. In addition, the Company will offer to Mr. Rufus to continue his participation under the medical benefit plans sponsored by the Company in accordance with applicable law at a monthly cost to Mr. Rufus that is not greater than the monthly cost that Mr. Rufus is charged for coverage as of the date of termination and the Company will reimburse Mr. Rufus monthly for membership fees in one country club, not to exceed in any month one-twelfth of the monthly fees Mr. Rufus is entitled to have reimbursed as of the date of termination.

During the term of Mr. Rufus’s employment and following any termination of his employment, for a period of 12 months in the case of a termination without cause or for enumerated good reasons, or 24 months in the event of his voluntary termination without enumerated good reasons or termination for cause, Mr. Rufus will be prohibited from engaging in any business that competes with any business of TransDigm Inc. or any entity owned by TransDigm Inc. In addition, during the term of his employment and for the two-year period following the termination of Mr. Rufus’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company. Under the terms of his employment agreement, Mr. Rufus is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as Mr. Rufus is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the Company’s request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

Information regarding employment agreements with several of the Company’s executive officers is set forth under “Executive Compensation—Employment Agreements.”

Approval or Ratification of Transactions with Related Persons

The Board of Directors of the Company reviews and must approve all related party transactions. Proposed transactions between the Company and related persons (as defined in Regulation S-K Item 404 under the Securities Act of 1933) are submitted to the full Board for consideration. The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Board and the Board may approve or disapprove the Company entering into the transaction. All related party transactions, whether or not those transactions must be disclosed under Federal securities laws, are approved by the Board pursuant to the policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and the Company’s independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained a formal written statement from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and reviewed and discussed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended September 30, 2010 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Sean P. Hennessy, Chairman

Douglas W. Peacock

Robert Small

PROPOSAL TWO: TO APPROVE THE

TRANSDIGM GROUP INCORPORATED 2006 STOCK INCENTIVE PLAN, AS AMENDED, INCLUDING AS AMENDED BY THE PROPOSED THIRD AMENDMENT THERETO

On January 11, 2011, the Company’s Board of Directors approved, subject to stockholder approval, an amendment (the “Amendment”) to the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”). The Amendment would increase the aggregate number of shares reserved and available for issuance as awards under the Plan from 4,119,668 to 8,119,668 and limit the use of the additional 4,000,000 shares to awards of performance-based stock options.

Section 162(m) of the Internal Revenue Code requires specific stockholder approval of the material terms of a plan providing qualified performance-based compensation to employees covered by Section 162(m). Material terms of performance goals are required to be re-approved by stockholders at least once every five years when, as is the case under the Plan, the Compensation Committee has the ability to establish or change performance criterion after stockholder approval. The Plan was last approved by our stockholders prior our initial public offering in 2006.

The Company is seeking stockholder approval of the Plan, as amended by the Amendment.

Reasons for Approval of the Plan, as amended by the Amendment

The Plan is designed to assist the Company in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of key employees, directors or consultants with those of the Company’s stockholders. The options only have value if the stock prices increase after the date of the award. Of the shares originally available under the Plan, only 808,485 remain available for grant.

The Amendment is important because equity compensation remains a significant component of the Company’s private equity-based compensation strategy and value-based culture and the continued use of equity will help retain the Company’s key employees (including executive officers) and recruit new employees. As described in more detail under “Executive Compensation – Executive Compensation and Analysis,” the Company has a history of and intends to continue to provide cash compensation its top employees that is below the market median and cause the largest portion of their potential earnings to come from growth in the Company’s equity value. Additionally, the extra shares will give the Company more flexibility in granting awards to new employees joining the Company as a result of future acquisitions, which are an essential part of the Company’s growth.

As also described in more detail under “Executive Compensation – Executive Compensation and Analysis” and below, the Board established an equity incentive program in 2008 that provides for stock options that vest over a five-year period solely based on the achievement of specific performance-based targets. The Board of Directors believes that relying on operating performance-based criteria for vesting serves to optimally focus management on the factors over which they have control. Accordingly, the proposed Amendment would restrict the new 4,000,000 shares being authorized under the Plan to being used for performance-based stock options, which the Board intends to grant under this equity incentive program.

Summary of the Plan

The following description of the Plan, as amended, is only a summary and is subject to and qualified by the complete text of the Plan, as amended by the first and second amendments thereto, which are attached to this proxy statement as Annex A, and the complete text of the Amendment, which is attached to this proxy statement as Annex B.

General

The Plan permits the grant of several types of awards to participants, including nonqualified stock options, incentive stock options, restricted stock and other awards that are valued by reference to, or otherwise based on, the fair market value of the Company’s common stock. The Plan reserves 4,119,668 shares of common stock, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate transaction or event, for the grant of awards under the Plan. As of the date of this proxy statement, there are 808,485 shares of common stock remaining available for the grant of awards under the Plan. For purposes of determining the remaining shares of common stock available for grant, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Similarly, shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award will be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Plan. The Amendment would increase the aggregate number of shares reserved for and available for delivery in connection with awards by 4,000,000, or from 4,119,668 to 8,119,668, and these additional shares would only be available for use as performance-based stock option awards, as described in more detail below.

All of the Company’s employees, directors and consultants are eligible to participate in the Plan.

Equity Incentive Program – Performance-Based Stock Options and Stock Ownership Guidelines

Although the Plan does not currently restrict the manner in which awards are issued, the proposed Amendment would restrict the new 4,000,000 shares being authorized under the Plan to being used for performance-based stock options. The Board intends that the new shares will be used under an equity incentive program which will generally include the features described below. Individual awards may differ. A form of stock option agreement with respect to the program is attached hereto as Annex C.

The Stock Options granted under the equity incentive program under the Plan will vest solely based on the achievement of specific performance-based targets. Pursuant to the terms of the Stock Option Agreement evidencing the grant of a Stock Option award, 75% of the options vest each year based on the Company meeting certain annual operational targets in the five fiscal years after the grant date (the “annual operational targets”) and a percentage of the operational performance options 25% of the options vest at the end of the five-year period beginning on the grant date based on the Company meeting certain cumulative operational targets defined in the Stock Option Agreement. Annual operational targets are calculated based on a ratio of (a) the excess of (i) the product of EBITDA As Defined and a fixed multiple over (ii) net debt (adjusted for dividends and other equity transactions) to (b) the Company’s number of diluted shares as of such date (the “operational performance per diluted share”). The operational targets will allow for minimum vesting if growth in the Company’s operational performance per diluted share equals or exceeds 12.5% per year and will provide for maximum vesting if growth equals or exceeds 20% per year. If the operational performance per diluted share exceeds the maximum vesting target in an applicable year, the operational targets allow for participants to treat such excess amounts as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of eligible operational performance options would otherwise have vested for such fiscal years. At the end of the five year period beginning on the grant date, a percentage of the operational performance options may vest based on meeting certain cumulative operational performance targets defined in the Stock Option Agreement.

With respect to both annual and cumulative operational targets, in certain limited situations, including but not limited to in the event of any dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of Company assets to stockholders, or any other extraordinary or non-recurring change affecting the Company or the share price of the Stock, or changes in applicable laws, regulations or accounting principles, the Committee may make such equitable adjustments as it determines are necessary to such targets to prevent dilution or enlargement of the Stock Option benefits.

In addition, in the event of a change in control, performance vesting options shall become fully vested if the stockholders have achieved specified rates of return which vary based on the date of the change in control.

During their employment, a majority of the Company’s existing optionholders will be required to maintain ownership of a minimum value of their current option holdings. In general, the Company’s holding requirements, which are specific for each individual, require the Company’s Chief Executive Officer to retain shares or in-the-money vested options with a value of approximately 15x his 2010 base salary or approximately $9,500,000, the Company’s Chief Operating Officer to retain shares or in-the-money vested options with a value of approximately 10x his 2010 base salary or approximately $4,000,000, Executive Vice Presidents to retain shares or in-the-money vested options with a value of approximately 7x their respective 2010 base salaries or approximately $2,000,000, operating unit Presidents to retain shares or in-the-money vested options with a value of approximately 3x their respective 2010 base salaries or $550,000 to $750,000, operating unit staff to retain shares or in-the-money vested options with a value of approximately 1.5x their respective 2010 base salaries or $175,000 to $275,000, and directors to hold shares or in-the-money vested options with a value of $150,000.

Administration

The Plan is administered by the Board of Directors and its Compensation Committee (which are referred to together in this proposal, as the “Committee”). The Committee determines who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the other terms and conditions of the awards consistent with the terms of the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Board of Directors performs the functions of the Committee for purposes of granting awards under the Plan to non-employee directors. The Committee may also delegate to the Company’s officers or employees, or other committees, the authority, subject to such terms as the Committee determines, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate, including the appointment of agents to assist it in administering the Plan. Any action of the Committee will be final, conclusive and binding on all persons, including participants in the Plan and their beneficiaries.

Other Terms of Stock Options

Pursuant to the terms of the Plan, the Committee may grant stock options that either (i) qualify as incentive stock options (the “Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) do not qualify as Incentive Stock Options (the “Non-Qualified Stock Options” and together with the Incentive Stock Options, the “Stock Options”). To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Such Incentive Stock Options qualify for special tax treatment in the United States, as discussed below in “Federal Tax Consequences of Stock Options.” The Stock Options will be evidenced by the execution of a Stock Option Agreement in a form approved by the Committee.

The option price per share of common stock under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common stock at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the common stock at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

The term of each Stock Option may not exceed ten years from the date the Stock Option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. All vested Stock Options expire (with certain limited exceptions with respect to participants who are prohibited from selling the Company’s common stock during certain periods pursuant to the Company’s insider trading policy) (i) at the opening of business on the day of the termination of participant’s service to the Company by the Company for Cause (as defined in the Stock Option Agreement), (ii) one year from the date of the termination of a participant’s service to the Company by reason of disability or death, or due to the retirement, after a minimum ten years of service, of a participant who is at least 55 years old and (iii) six months from the date of the termination of participant’s service to the Company for any other reason, provided that Incentive Stock Options will cease to be Incentive Stock Options on the expiration of three months from the date of the termination of the participant’s service to the Company and shall thereafter be Non-Qualified Stock Options. All unvested Stock Options do not become vested or exercisable upon the termination of a participant’s service to the Company for any reason, except as may be otherwise provided by the Committee or as set forth in a written agreement between the participant and the Company.

No Stock Option is transferable by the participant other than by will or by the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant. Notwithstanding the foregoing, if permitted by the Committee, a participant may transfer Stock Options, other than Incentive Stock Options, during the participant’s lifetime to certain persons or entities related to the participant, including but not limited to members of the participant’s family, trusts or other entities for the benefit of one or more members of the participant’s family or to charitable institutions, pursuant to such conditions and procedures as the Committee may establish, including the condition that the Committee receive satisfactory evidence that the transfer is being made for estate and/or tax planning purposes.

Dividend Equivalent Rights under the Dividend Equivalent Plan

In conjunction with the Plan, the Company provides participants in the Plan the right to receive dividend equivalent payments if the Company declares a dividend on its common stock. The applicable Dividend Equivalent Plan provides that if the Company declares a dividend on its common stock in the ordinary course of business or in connection with a recapitalization or similar corporate event or certain Corporate Transactions (as defined in the Dividend Equivalent Plan), participants who hold stock options granted under the Plan are eligible to receive either a cash dividend equivalent payment or a reduction of the exercise price of unvested stock options. As defined in the Dividend Equivalent Plan, “Corporate Transaction” means a transaction that qualified as a “corporate transaction” for purposes of the Treasury Regulations, including a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, certain distributions (other than ordinary dividends, stock splits or stock dividends) or a change in the terms or number of outstanding shares, and certain other corporate events as prescribed by the Commissioner of the Internal Revenue Service for purposes of the Treasury Regulations.

Participants who hold vested stock options at the time any such dividend is declared are eligible to receive a cash dividend equivalent payment equal to the amount that such participant would otherwise have been entitled to receive had his or her vested stock option been fully exercised immediately prior to such declaration. Participants who hold unvested stock options at the time the Company declares a dividend in the ordinary course of business or in connection with a recapitalization or similar corporate event (other than a Corporate Transaction), are eligible to receive a cash dividend equivalent payment equal to the amount such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested and exercised immediately prior to such declaration; provided, such payment is not to be made until the date such stock option vests pursuant to its terms and in no event later than two and one-half months after the end of the taxable year in which the option vests.

If the Company declares a dividend in connection with a Corporate Transaction, participants who hold outstanding unvested stock options will have the exercise price of any such option reduced by the amount of such dividend per share pursuant to the replacement or assumption of such options by new options pursuant to the Corporate Transaction. If the exercise price of an option is so reduced, the participant will not receive any cash dividend equivalent payment with respect to any dividend paid in connection with such Corporate Transaction. If the Compensation Committee determines that reducing the exercise price of unvested options is prohibited by law, regulation, NYSE rule or the Plan or creates a material adverse consequence for the Company, or if for any other reason the exercise price is not so reduced in connection with the declaration of a dividend in a Corporate Transaction, then the dividend equivalent payment will be paid in cash as such stock option vests pursuant to its terms but not later than two and one-half months after the end of the taxable year in which the option vests.

The Dividend Equivalent Plan is administered by the Compensation Committee.

Federal Tax Consequences of Stock Options

The following is a general summary of certain material United States federal income tax consequences with respect to the Incentive Stock Options and Nonqualified Stock Options, and does not address all aspects of United States federal income taxation that may be relevant to the participants and the Company in light of particular circumstances. In addition, this summary does not address any state, local or foreign tax consequences that may apply. The following discussion is based on the Code, existing and proposed regulations promulgated under the Code, published Internal Revenue Service rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

Incentive Stock Options. No taxable income is recognized by the participant at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain. Special rules will apply where all or a portion of the exercise price of the Incentive Stock Option is paid by tendering common shares.

Non-Qualified Options. No taxable income is recognized by a participant upon the grant of a Non-Qualified Option. The participant will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant will be required to satisfy the tax withholding requirements applicable to such income. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering common shares.

Deductibility of Executive Compensation. The Company generally will be entitled to a tax deduction in connection with a Stock Option in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Under Code Section 162(m), the Company is not entitled to deduct annual remuneration in excess of $1 million paid to certain of its employees unless such remuneration satisfies certain exceptions, including an exception for “performance-based compensation.” Under Treasury Regulations, compensation attributable to a stock option is deemed to be “performance-based compensation” or to satisfy the “performance-based compensation” test within the meaning of Code Section 162(m) if: (i) the grant is made by the compensation committee; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant. If Proposal Two is approved by the stockholders and the Committee, which is and will be comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code, makes grants of options thereunder, the Company’s deduction with respect to options granted under the Plan would not be subject to the deduction limit.

Terms of Restricted Stock

The Committee may grant certain restricted stock awards (“Restricted Stock”) from shares in the Plan and determine the terms and conditions of such Restricted Stock awards. The Committee would not be able to issue any restricted stock awards from the 4,000,000 additional shares proposed under the Amendment. The terms and conditions of each Restricted Stock award will be evidenced by a Restricted Stock Agreement. Except as otherwise set forth in the applicable Restricted Stock Agreement, the participant generally has the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be currently paid the participant or withheld by the Company for the participant’s account. The applicable Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld are subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Unless determined otherwise by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

Restricted Stock that has not vested pursuant to the terms of the Restricted Stock Agreement, may not be sold, transferred, pledged, or otherwise encumbered by the participant. The Committee may in its sole discretion accelerate the vesting of any Restricted Stock. The Committee has the authority to remove any or all restrictions with respect to the Restricted Stock whenever it determines, by reason of changes in applicable laws or circumstances, that such action is appropriate.

Unless otherwise provided in the Restricted Stock Agreement governing such award, if, prior to the time that such Restricted Stock has vested, a participant’s employment by or service to the Company terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease and (ii) as soon as practicable following such termination, the Company will purchase from the participant and the participant will sell to the Company any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock. If the original purchase price paid for such Restricted Stock is $0, such unvested shares of Restricted Stock shall be forfeited by the participant as of the date of such termination.

Terms of Other Share-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to the Company’s common stock, as deemed by the Committee to be consistent with the purpose of the Plan.

Adjustments for Stock Dividends, Mergers, Etc.

In the event of changes in the outstanding common stock of the Company or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, a substitution or adjustment will be made to the aggregate number of shares of common stock reserved for awards, the number of shares of common stock which may be granted or purchased pursuant to Stock Options, the number of shares of common stock covered by each outstanding awards, and the price per share thereof in each such award. Any fractional shares issuable in connection with an adjustment may be eliminated.

Termination and Amendment of the Plan

Awards may be granted at any time until March 13, 2016, on which date the Plan shall terminate and no further awards may be granted. The Board may suspend or terminate the Plan at any time.

The Board may at any time, and from time to time, amend the Plan, provided however that stockholder approval is required for any amendment which would increase the maximum number of shares of common stock which may be issued pursuant to awards under the Plan (with the exception of certain adjustments for events as described in “Adjustments for Stock Dividends, Mergers, Etc.” above) and for any amendments that would otherwise violate the stockholder approval requirements of the NYSE.

Benefits to Executive Officers under the Plan

Because the Company does not make annual grants under the Plan, the benefits or amounts that will be received by or allocated to certain executive officers and groups under the Plan is not determinable. The Company anticipates that it will make customary grants to executive officers and management employees in connection with promotions and new hires, including as a result of acquisitions, and to its non-employee directors as discussed under “Director Compensation” above. Further, the Company expects to grant performance options with multi-year vesting periods to a substantial number of participants following the end of the five-year vesting schedule of the options granted in November 2008. In addition, the Company is seeking 4,000,000 additional shares in part because the Compensation Committee has been engaged in discussions with Mr. Howley regarding the possibility that Mr. Howley would agree to forego all or a portion of his cash compensation and receive, in lieu thereof, equity compensation primarily in the form of a significant grant of performance-based options. Mr. Howley suggested the possibility of such an arrangement to the Compensation Committee because of his strong belief in the Company’s business model and future prospects. If any such agreement were reached, it is anticipated that as part of such agreement, Mr. Howley would extend the term of his current Employment Agreement.

The Board unanimously recommends that stockholders vote FOR approval of this proposal.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal provides stockholders the opportunity to cast an advisory vote on the Company’s compensation for named executive officers by voting for or against the following resolution. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the results of the vote when making future compensation decisions for the Company’s named executive officers.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “EXECUTIVE COMPENSATION” in this proxy statement.”

The Board of Directors unanimously recommends that you vote FOR approval of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “EXECUTIVE COMPENSATION” in this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The following proposal provides stockholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in the Company’s proxy statement.

“RESOLVED, that the company should include an advisory vote on the compensation of the Company’s named executive officers every:

•	one year

•	two years; or

•	three years.”

As an advisory vote, this proposal is non-binding. However, the Company has adopted a policy that it will include an advisory vote on executive compensation on intervals consistent with the plurality of votes cast on this proposal. The choice which receives the highest number of votes will be deemed the choice of the stockholders.

The Board of Directors unanimously recommends that stockholders vote to hold an advisory vote on executive compensation every two years. The Board of Directors believes a biennial frequency (i.e., every two years) is the optimal frequency for the say-on-pay vote. A say-on-pay vote every two years strikes the right balance between having the vote too frequently with an annual vote and being less responsive to stockholders with a vote every third year. A vote every two years provides stockholders the opportunity to evaluate the Company’s compensation program on a more thorough, longer-term basis than an annual vote. The Board believes an annual say-on-pay vote would not allow for changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective. Conversely, waiting for a say-on-pay vote once every three years may allow an unpopular pay practice to continue too long without timely feedback.

PROPOSAL FIVE: RATIFICATION OF THE SELECTION OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has served as independent registered public accounting firm to the Company since 2003 and is expected to do so for the fiscal year ending September 30, 2011. A representative of Ernst & Young LLP is expected to be present, and available to respond to appropriate questions, at the Annual Meeting and will have an opportunity to make a statement, if desired.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Below are the fees billed to the Company for the 2009 and 2010 fiscal years:

Audit Fees

Ernst & Young billed the Company an aggregate of approximately $1,399,000 in fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and reviews of the consolidated financial statements of the Company included in its quarterly reports during fiscal year 2009 and approximately $1,567,000 during fiscal year 2010.

Audit-Related Fees

Ernst & Young billed the Company approximately $26,000 in fees for professional services rendered during the fiscal year ended September 30, 2009 and approximately $394,000 during the fiscal year ended September 30, 2010. Such services principally included assistance and consultation provided to management in performing due diligence in connection with potential acquisitions.

Tax Fees

Ernst & Young billed the Company an aggregate of approximately $533,000 in fees for professional services rendered for the fiscal year ended September 30, 2009 and approximately $377,000 for the fiscal year ended September 30, 2010. Such services principally included assistance and consultation provided to the Company in connection with tax planning matters, mergers and acquisitions and tax compliance matters.

All Other Fees

No services were provided the Company by Ernst & Young during the years ended September 30, 2009 and September 30, 2010 other than audit services, audit-related services and tax services.

Audit Committee Pre-Approval Policy

The Audit Committee must pre-approve any audit or permissible non-audit services. The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent auditors, and has provided blanket approval for acquisition-related services less than $100,000. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. 100% of non-audit services were preapproved by the Audit Committee.

The Board of Directors unanimously recommends that stockholders vote FOR this proposal.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

If a stockholder wants to include a proposal in our Proxy Statement and form of proxy for presentation at the Company’s 2012 Annual Meeting of Stockholders, the proposal must be provided in the manner set forth in SEC Rule 14a-8 and received by the Company at its principal executive offices at 1301 East Ninth Street, Suite 3000, Cleveland, Ohio 44114 by September 21, 2011. The proposal should be sent to the attention of the Secretary of the Company.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders outside of SEC Rule 14a-8 (and therefore not for inclusion in our proxy materials for such Annual Meeting of Stockholders). These procedures provide that nominations for director nominees or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at its principal executive offices. The Company must receive the notice of a stockholder’s intention to introduce a nomination or to propose an item of business at the Company’s 2012 Annual Meeting of Stockholders between November 4, 2011 and December 4, 2011. The chairman of the 2012 Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

HOUSEHOLDING

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy form. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions. If any beneficial stockholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should provide such instructions to the Company by calling Investor Relations at (216) 706-2945, or by writing to Investor Relations, TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3000, Cleveland, Ohio 44114.

OTHER MATTERS

If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. A stockholder may specify a vote for the election of directors as set forth under “Election of Directors,” the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

If you properly complete your proxy form and send it to the Company in time to vote, your proxy (one of the individuals named in the proxy form) will vote your shares as you have directed. If you sign the proxy form but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors to elect the director nominees listed in “Election of Directors,” in favor of the approval of the Plan, as amended, including the proposed Amendment thereto, in favor of the proposal to approve the compensation paid to the Company’s named executive officers, in favor of the proposal to conduct an advisory vote on executive compensation every two years, and in favor of ratification of the selection of Ernst & Young as the Company’s independent accountants. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

By order of the Board of Directors,

GREGORY RUFUS
Secretary

Dated: January 19, 2011

ANNEX A

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b) “Award” means any Option, Restricted Stock or other Stock-based award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) acts of personal dishonesty, gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Company or its Affiliates; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(e) “Change in Control” means:

(i) A change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or any of its Affiliates, or an employee benefit plan maintained by the Company or any of its Affiliates) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) Following an IPO, individuals who, as of the IPO Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h) “Company” means TransDigm Group Incorporated, a Delaware corporation.

(i) “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (i) two years after the date the Participant was granted the Incentive Stock Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k) “Effective Date” shall mean the closing date of the IPO.

(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “IPO” means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

(s) “IPO Date” means the effective date of the registration statement for the IPO.

(t) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options under the Plan are intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(v) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(w) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(x) “Plan” means this TransDigm Group Incorporated 2006 Stock Incentive Plan.

(y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(z) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(bb) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(cc) “Stock” means the Company’s common stock, $0.01 par value, and such other securities as may be substituted for Stock pursuant to Section 8 hereof.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. The Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

(d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,619,668. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

(c) 162(m) Limitation. Subject to the provisions of Section 8, no Employee shall be eligible to be granted Options or stock appreciation rights covering more than 1,309,834 shares of Stock during any calendar year. This subsection (c) shall not apply until the earliest date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5. Options.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by surrender to the Company of shares of Stock which (A) have been held by the Participant for at least six-months, or (B) were acquired from a person other than the Company; (iii) by a combination of (i) and (ii); or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested

Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Participant who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option; and (B) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account. A Participant’s Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

7. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

8. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares which may be granted or purchased pursuant to Options or stock appreciation rights in any calendar year, the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award; or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, “cash-out” vested and/or unvested Awards by providing that such vested and/or unvested Awards shall be cancelled as of the consummation of such Corporate Event, and that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of “performance vested” Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

(c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

9. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

10. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

11. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

12. Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13. Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Award.

14. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 8 hereof, or, following the IPO Date, which would otherwise violate the stockholder approval requirements of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

(b) Amendment of Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

15. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16. Effective Date of the Plan.

The Plan is effective as of the Effective Date.

17. Miscellaneous.

(a) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 17(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

AMENDMENT NO. 1

TO THE

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

WHEREAS, TransDigm Group Incorporated (the “Company”) currently maintains and sponsors the TransDigm Group Incorporated 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to amend the Plan in accordance with the provisions of Section 14.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By replacing Section 2(p) of the Plan with the following language:

(p) “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Stock is listed and traded on the date of grant, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the last sale price reported on the date of grant, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

2. This Amendment No. 1 shall be effective as of the date hereof.

3. Except as modified by this Amendment No. 1, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 was duly adopted by the Board of Directors as of October 20, 2006.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus, Executive Vice President, Chief Financial Officer and Secretary

SECOND AMENDMENT TO THE

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE TRANSDIGM GROUP INCORPORATED 2006 STOCK INCENTIVE PLAN (this “Amendment”), dated as of April 25, 2008, is made and adopted by TransDigm Group Incorporated (the “Company”), subject to approval by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the TransDigm Group Incorporated 2006 Stock Incentive Plan, effective as of the closing date of the IPO (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 14(a) of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares which may be issued under the Plan (other than certain adjustments under the Plan).

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be amended as follows:

1. Section 2(l) of the Plan is hereby amended in its entirety to read as follows:

“(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan. Notwithstanding the foregoing, for purposes of determining the vesting of any Option, any Eligible Person who is subject to stock retention guidelines, promulgated by the Company pursuant to a grant hereunder or otherwise, shall, upon failing to satisfy the requirements of such guidelines, cease to be an Eligible Person.

2. Section 4(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,119,668.1 Shares of Stock delivered under the Plan shall consist of authorized and unissued

[1]	This increases the original 2,619,668 shares available under the Plan by an additional 1,500,000. The Company intends that the Options to be granted pursuant to the Plan, in addition to those Options already granted, will be covered by approximately 3,800,000 shares. This leaves approximately 320,000 shares to cover grants to Board members and others.

shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.”

3. This Amendment shall be effective as of the date of approval by the stockholders of the Company.

4. Upon the approval by the stockholders of the Company, this Amendment shall be incorporated in and form a part of the Plan.

5. Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of TransDigm Group Incorporated on April 25, 2008.

* * * * *

I hereby certify that the foregoing Amendment was approved by the stockholders of TransDigm Group Incorporated on July 29, 2008.

Executed on this 29th day of July, 2008.

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

ANNEX B

THIRD AMENDMENT TO THE

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

THIS THIRD AMENDMENT TO THE TRANSDIGM GROUP INCORPORATED 2006 STOCK INCENTIVE PLAN (this “Amendment”), dated as of January 11, 2011, is made and adopted by TransDigm Group Incorporated (the “Company”), subject to approval by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the TransDigm Group Incorporated 2006 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 14(a) of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares which may be issued under the Plan (other than certain adjustments under the Plan).

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be amended as follows:

1. Section 4(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 8,119,668.1 Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. The 4,000,000 additional shares approved by this Amendment shall be limited to Awards of Options pursuant to Section 5 hereof.”

2. This Amendment shall be effective as of the date of approval by the stockholders of the Company.

3. Upon the approval by the stockholders of the Company, this Amendment shall be incorporated in and form a part of the Plan.

4. Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[1]	This increases the existing 4,119,668 shares available under the Plan by an additional 4,000,000.

B-1

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of TransDigm Group Incorporated on January 11, 2011.

* * * * *

I hereby certify that the foregoing Amendment was approved by the stockholders of TransDigm Group Incorporated on                         , 2011.

Executed on this          day of                         , 2011.

By:
Name:
Title:

B-2

ANNEX C

FORM OF OPTION AGREEMENT

STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

TransDigm Group Incorporated, a Delaware corporation (the “Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:
Grant Date:
Exercise Price per Share:	$
Total Number of Shares Subject to the Option:	shares

Expiration Date:

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms of the Stock Option Agreement (including without limitation all exhibits thereto), the Option shall be eligible to become exercisable upon the achievement of performance objectives over the period set forth in Exhibit B hereto (provided that the Participant is an Eligible Person (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date):

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant agrees that as a condition to receiving the Option, the Participant shall comply with the Stock Retention Guidelines set forth on Exhibit C. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

TRANSDIGM GROUP INCORPORATED	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, TransDigm Group Incorporated, a Delaware corporation (the “Company”), has granted to the Participant an option (the “Option”)1 under the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Compensation Committee or other committee of the Board responsible for conducting the general administration of the Plan in accordance with Section 3 of the Plan; provided that if the Participant is an Independent Director, “Administrator” shall mean the Board.

(b) “Consultant” shall mean an individual who renders services to the Company as a consultant and has been so designated by the Committee.

(c) “Credit Agreement” shall mean that certain credit agreement dated as of June 23, 2006 among TransDigm, Inc., TransDigm Group Incorporated and the lenders party thereto, as in effect as of the Grant Date and without reference to any amendment to the Credit Agreement made following the Grant Date.

(d) “Diluted Shares” as of a given date shall mean the total diluted weighted-average of common shares of the Company outstanding as of such date.

(e) “EBITDA” for a given fiscal year of the Company shall mean Consolidated EBITDA (as defined in the Credit Agreement) of the Company for such fiscal year on a pro forma basis adjusted for acquisitions or divestitures.

(f) “Independent Director” shall mean a non-employee director of the Company.

(g) “Net Debt” shall mean, as of the last day of a given fiscal year of the Company, the excess of (a) Consolidated Total Indebtedness (as defined in the Credit Agreement) of the Company over (b) the amount of cash and cash equivalents set forth on the Company’s balance sheet.

(h) “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (i) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (ii) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

[1]	For the avoidance of doubt, the term “Option” as used herein only describes options granted pursuant to the Stock Option Grant Notice to which this Agreement is an Exhibit.

(i) “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

(j) “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (ii) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

(k) “Termination of Services” shall mean the time when (i) every relationship between the Participant and the Company has been terminated by a Termination of Consultancy, Termination of Directorship and/or Termination of Employment, as applicable, and (ii) the Participant is no longer an Eligible Person under the Plan.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its

Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Services shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c) Notwithstanding Section 3.1(a) of this Agreement and Section 8 of the Plan (but subject to Section 3.1(b) of this Agreement), in the event of a Change in Control: Options shall become fully vested and exercisable if the Fair Market Value per share on the effective date of a Change in Control is: (i) $56.87, if such Change in Control occurs on September 30, 2011; (ii) $65.23, if such Change in Control occurs on September 30, 2012, and (iii) $71.23, if such Change in Control occurs on or after September 30, 2013, it being understood that if a Change in Control occurs between October 1 and September 30 (through September 30, 2013) in any year, the required Fair Market Value per share on the effective date of a Change in Control for purposes of this Section shall be determined by means of linear interpolation [TAKE OUT FOR GRANTS AFTER 11/16/10:; and provided, in no event will the Options become fully vested and exercisable under this Section 3.1(c) with respect to any Change in Control occurring prior to November 16, 2010]. Notwithstanding the foregoing, the Administrator may, in good faith and in such manner as it may deem equitable, in its sole discretion, adjust the foregoing Fair Market Value requirements in the event of a dividend or other distribution (whether in the form of cash, Stock, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company if the adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option. For purposes of this Section 3.1, shall take into account the consideration received by the stockholders in connection with a Change in Control or in connection with any other sale of common stock or other equity interests in the Company or any Subsidiary, after taking into account all post-closing adjustments relating to a Change in Control, and assuming the exercise of all vested options and warrants outstanding as of the effective date of such Change in Control (after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided however, that if the stockholders retain any portion of the common stock following such Change in Control or other sale, the Fair Market Value of such portion of the retained common stock immediately following such Change in Control or other sale shall be deemed “consideration received” for purposes of calculating the proceeds and provided further that the Fair Market Value of any non-cash consideration (including stock) received in connection with a Change in Control shall be determined as of the date of such Change in Control.

[(d) INCLUDE ONLY FOR THOSE PARTICIPANTS RECEIVING A 280G GROSS UP: Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and it is determined that any payment or distribution by the Company to or for the benefit of Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including the acceleration of

Options hereunder (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay to the Participant an additional amount (the “Gross-Up Payment”) equal to the amount of any excise tax imposed under Section 4999 of the Code, times a gross-up factor equal to 1 divided by (1 minus the Total Tax Rate) (but limited in amount to the excise tax that would have been imposed under the Code as in effect on the date hereof), where the “Total Tax Rate” includes any applicable federal, state and local income tax, employment tax and excise tax for the Participant. For purposes of determining the amount of the Gross-Up Payment, unless the Participant specifies that other rates apply, the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant’s residence on the Payment date, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes. All determinations to be made under this paragraph shall be made by the Company’s independent public accountants immediately prior to the Change of Control. Any such determination by the Company’s independent public accountants shall be binding upon the Company and the Participant. The Company shall pay the Gross-Up Payment to the Participant within ten days after the independent public accountant’s determination of the amount thereof. In any event, the Gross-Up Payment shall be made no later than three and one-half months following the taxable year in which the Payment occurs. All of the fees and expenses of the independent public accountants in performing the determinations referred to in this paragraph shall be borne solely by the Company. In the event there is a material change in the Code that negatively impacts the amount of excise tax that would be payable in the event of a Change in Control, the Administrator will revisit the issue of providing a Gross-Up Payment and consider whether the limitation on the amount of the Gross-Up Payment based on the Code as in effect on the date hereof should be removed or modified.]

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c) The opening of business on the day of the Participant’s Termination of Employment by reason of a termination by the Company for Cause;

(d) The expiration of six months from the date of the Participant’s Termination of Services, unless such termination occurs by reason of the Participant’s death, Disability or retirement (pursuant to Section 3.3(e)) or is a termination by the Company for Cause (as defined in Participant’s employment agreement), provided, however, that any portion of this Option that is an Incentive Stock Option shall cease to be an Incentive Stock Option on the expiration of three months from the Participant’s Termination of Services (and shall thereafter be a Non-Qualified Stock Option), provided, further, that to the extent that the Participant is prohibited from selling shares of Stock pursuant to the Company’s insider trading policy at all times during such six-month period, with the exception of an open trading window of less than seven days, the Option shall expire on the later of (i) the seventh day following the opening of the first open trading window thereafter or (ii) the first anniversary of the Participant’s Termination of Services; or

(e) The expiration of one year from the date of the Participant’s Termination of Services by reason of (i) the Participant’s death or Disability; or (ii) the retirement, after a minimum of ten years of service, of a Participant who is at least 55 years old, provided, however, that to the extent that the Participant is prohibited from selling shares of Stock pursuant to the Company’s insider trading policy at all times during such one-year period, with the exception of an open trading window of less than seven days, the Option shall expire on the seventh day following the opening of the first open trading window thereafter.

3.4 Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant acknowledges that an Incentive Stock Option exercised more than three months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule, or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price, and any applicable withholding tax, shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) Cash;

(b) Check;

(c) Broker-Assisted Cash-less Exercise. With the consent of the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) Share Surrender. With the consent of the Administrator, surrender of other shares of Stock which (i) in the case of shares of Stock acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender (or such other minimum length of time as the Administrator determines from time to time to be necessary to avoid adverse accounting consequences or violation of any applicable law, rule or regulation), and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or

(e) Net Exercise. With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised.

4.5 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the

Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 8 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2 Option Transferability.

(a) Except as otherwise set forth in Section 5.2(b), (i) the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and (ii) during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding the foregoing, with respect to Participants who are corporate officers or operating presidents, the Administrator may permit any portion of the Option that is not an Incentive Stock Option to be transferred to, exercised by and paid to certain persons or entities related to such Participant, including but not limited to members of such Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of such Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with such Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

5.3 Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

5.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6 Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

5.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.13 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee reserves the right (without the obligation to do so or to indemnify the Participant for the failure to do so) to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to exempt the Option from Section 409A or to comply with the requirements of Section 409A and thereby avoid the penalty taxes under Section 409A.

EXHIBIT B

VESTING

Annual Operational Performance per Diluted Share1

	Minimum Vesting (12.5% Growth)		Maximum Vesting (20% Growth)
Fiscal Year (A)	% of Shares Vesting (B)	YE Operating Performance (per Diluted Share) (C)	% of Shares Vesting (D)	YE Operating Performance (per Diluted Share) (E)
2011	3.75%	$43.20	15%	$53.20
2012	3.75%	$48.50	15%	$63.80
2013	3.75%	$54.70	15%	$76.50
2014	3.75%	$61.50	15%	$91.80
2015	3.75%	$69.19	15%	$110.15

1. Annual Operational Performance Vesting. Effective as of the last day of each of the Company’s fiscal years 2010-2015 there shall become vested the percentage of shares covered by the Option which is equal to the Annual Amount (as described below). The Options shall become vested and exercisable as of the date that the Administrator verifies the AOP (as defined below); provided, however, the vesting hereunder will be effective as to Participant as of the end of the fiscal year to which such Annual Amount relates (notwithstanding any termination of Participant’s employment during the period between the end of such fiscal year and the verification of the AOP and, in such case, notwithstanding the provisions of Section 3.1(b)). For each such fiscal year, the Administrator shall verify the AOP, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten business days after the Administrator receives the Company’s audited financial statements for that fiscal year.

X. For each year (the “performance year”), the Annual Amount is zero if the Annual Operational Performance per Diluted Share (“AOP”) with respect to such year is less than the amount indicated for such year in column (C) and otherwise shall be equal to the amount indicated for such year in column (B) plus the product of (a) the excess of (1) the amount indicated for such year in column (D) over (2) the amount indicated for such year in column (B) and (b) the ratio of (1) the excess of (x) the AOP with respect to the year (but not more than the amount indicated in Column (E) for such year) over (y) the amount indicated for such year in column (C) to (2) the excess of (x) the amount indicated for such year in column (E) over (y) the amount indicated for such year in column (C).

Y. In calculating the AOP in Section X. above for any performance year there shall also be taken into account any AOP in any of the two prior performance years (starting in fiscal year 2009) which was in excess of the amount indicated in Column (E) for such prior year and has not previously been taken into account hereunder but only if doing so would increase the Annual Amount in such performance year.

Z. If the Annual Amount in any performance year is less than the amount indicated in column (D) for such year then an amount equal to the excess of (1) the amount indicated in column (D) for such year over (2) the actual

[1]	As of a given date, the Company’s “Annual Operational Performance per Diluted Share” shall mean the ratio of (1) the excess of (a) the product of (i) EBITDA and (ii) the Fixed Market Multiple (as defined below) over (b) Net Debt to (2) the Company’s number of Diluted Shares as of such date, where “EBITDA,” “Net Debt” and “Diluted Shares” have the meanings set forth in the Stock Option Agreement set forth on Exhibit A. For purposes of this Exhibit C, the Fixed Market Multiple shall mean the ratio of (1) the sum of (a) the product of (i) the average of the closing prices per share of Stock prevailing on each trading day during the last six months of the Company’s 2008 fiscal year and (ii) the Company’s number of Diluted Shares as of September 30, 2008 and (b) Net Debt as of such date to (2) the Company’s EBITDA as of such date.

Annual Amount for such year may vest in one or more of the next two following years by treating as AOP in the performance year under Section X. above any excess of AOP in one of such following years over the amount indicated in column (E) for the applicable following year. The portion of any excess AOP amount which is so used may not be used more than once.

2. Cumulative Operational Performance Vesting.

Effective on the last day of the Company’s fiscal year 2015, there shall become vested the percentage of shares covered by the Option which is equal to the Cumulative Operational Amount (as defined below). The Options shall become vested and exercisable as of the date that the Administrator verifies the Cumulative Operational Amount; provided, however, the vesting hereunder will be effective as to Participant as of the end of the fiscal year to which such cumulative amount relates (notwithstanding any termination of Participant’s employment during the period between the end of such fiscal year and the verification of the Cumulative Operational Amount and, in such case, notwithstanding the provisions of Section 3.1(b)). For each such fiscal year, the Administrator shall verify the Cumulative Operational Amount, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten business days after the Administrator receives the Company’s audited financial statements for that fiscal year.

The Cumulative Operational Amount shall mean the percentage of shares of Stock covered by the Option equal to:

(a) Zero if the Cumulative Operational Performance per Diluted Share is less than $277.09.

(b) Six and one-quarter percent (6.25%) if the Cumulative Operational Performance per Diluted Share is $277.09.

(c) Twenty-five percent (25%) if the Cumulative Operational Performance per Diluted Share is at least $395.45.

If the Cumulative Operational Performance per Diluted Share is between $277.09 and $395.45, the Cumulative Operational Amount shall be determined by means of linear interpolation.

3. Adjustments of Operational Performance Objectives. The Operational Performance targets specified in this Exhibit B are based upon certain revenue and expense assumptions about the future business of the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Administrator determines, in its sole discretion, that any acquisition or disposition of any business by the Company or any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Administrator may, in good faith and in such manner as it may deem equitable, adjust the amounts set forth on this Exhibit B (and/or adjust the definitions of EBITDA and Net Debt) to reflect the projected effect of such transaction(s) or event(s) on Operational Performance.

EXHIBIT C

STOCK RETENTION GUIDELINES

As a condition to receiving the Option grant, Participant acknowledges and agrees to hold a number of shares and/or options with such value and for such period of time as set forth below:

(a) At all times during Participant’s continued employment by the Company, Participant shall hold an aggregate amount of Company equity with a value equal to or greater than $             (the “Retention Limit”). This Retention Limit will supersede any Retention Limit in any prior dated option agreement between the Company and Participant pursuant to the Plan.

For purposes of this Exhibit C, Company equity shall be equal to (i) the Fair Market Value of any Common Stock held by the Participant plus (ii) the value of vested options then held by Participant, whether granted pursuant to the Plan, the Company’s 2003 Stock Option Plan or otherwise, which will be equal to the Fair Market Value of the Common Stock underlying the options over the exercise price.

(b) If at any time after the date hereof the aggregate amount of Company equity held by Participant falls below the Retention Limit because of a decline in the Fair Market Value of the Common Stock, Participant will have three years to reach the Retention Limit before the Administrator may exercise any remedies under paragraph (c). [FOR NEW OPTIONHOLDERS – Participant shall not be obligated to comply with the Retention Limit until              [five years from date of grant].]

(c) Participant’s failure to hold that number of shares and/or vested options set forth in this Exhibit C shall result in Participant’s forfeiture of all unvested Options unless otherwise determined by the Administrator, in its sole discretion.

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TransDigm Group Incorporated The Tower At Erieview 1301 East 9th Street, STE 3000 Cleveland, OH 44114

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CONTROL #g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

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THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Sean P. Hennessy 02 Douglas W. Peacock
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2	To approve the Company’s 2006 Stock Incentive Plan, including an amendment to increase the number of shares of common stock available for delivery thereunder by 4,000,000.							☐	☐	☐
3	To approve (in an advisory vote) compensation paid to the Company’s named executive officers.							☐	☐	☐
The Board of Directors recommends you vote 2 YEARS on the following proposal:							1 Year	2 Years	3 Years	Abstain
4	To choose how often to conduct an advisory vote on compensation paid to the Company’s named executive officers.						☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
5	To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending September 30, 2011.							☐	☐	☐
NOTE: In their discretion, to vote upon such other business as may properly come before the meeting, or any adjournment thereof
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)	Date

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TRANSDIGM GROUP INCORPORATED Annual Meeting of Stockholders March 3, 2011 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints W. Nicholas Howley and Gregory Rufus, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all shares of common stock of TransDigm Group Incorporated held of record by the undersigned on January 7, 2011 at the Annual Meeting of Stockholders to be held on March 3, 2011, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present. Receipt of Notice of Annual Meeting of Stockholders and the related Proxy Statement dated January 19, 2011 is hereby acknowledged.

If no instructions are given, the proxies will vote to elect the director nominees listed in “Election of Directors” FOR Proposal 2 (amendment to the Plan) and 5 (ratification of the selection of the independent accountants) and to conduct an advisory vote on executive compensation every two years.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side